FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-10

Free Writing Prospectus
Preliminary Collateral Term Sheet

$914,361,541
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

Wells Fargo Commercial Mortgage Trust 2015-NXS2
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Natixis Real Estate Capital LLC
Wells Fargo Bank, National Association
Silverpeak Real Estate Finance LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2015-NXS2

June 19, 2015

WELLS FARGO SECURITIES
Lead Manager and Sole Bookrunner
Drexel Hamilton Co-Manager	Natixis Securities Americas LLC Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING CERTAIN ESTIMATES AND OTHER INFORMATION
This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A.  Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES
The certificates to be backed in part by the assets described herein, and such assets, are subject to modification, revision and other changes any time prior to issuance or availability of a final prospectus, such certificates are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of such certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics (including with respect to the underlying assets) that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics (including with respect to the underlying assets) described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates to be backed in part by the assets described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

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No. 1 – Patriots Park

Loan Information	Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC	Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR	Property Type:	Office
Original Principal Balance(1):	$90,000,000	Specific Property Type:	Suburban
Cut-off Date Principal Balance(1):	$90,000,000	Location:	Reston, VA
% of Initial Pool Balance:	9.8%	Size(3):	723,667 SF
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per SF(1):	$297.19
Borrower Name:	Hyundai Able Patriots Park, LLC	Year Built/Renovated:	1986/2013
Sponsors:	Hyundai Securities Co. Ltd.; Hyundai Able Investment REIT	Title Vesting:	Fee
Mortgage Rate:	3.658%	Property Manager:	Boston Properties Limited Partnership
Note Date:	October 2, 2014	3rd Most Recent Occupancy(4):	NAV
Anticipated Repayment Date:	October 5, 2019	2nd Most Recent Occupancy(4):	NAV
Maturity Date:	March 5, 2033	Most Recent Occupancy (As of):	97.5% (12/31/2014)
IO Period:	60 months	Current Occupancy (As of)(3):	97.5% (7/1/2015)
Loan Term (Original):	60 months
Seasoning:	9 months	Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD	3rd Most Recent NOI(4):	NAV
Interest Accrual Method:	Actual/360	2nd Most Recent NOI(4):	NAV
Call Protection:	GRTR 1% or YM(33), GRTR 1% or YM or D(23), O(4)	Most Recent NOI (As of):	$17,985,597 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu	U/W Revenues(5):	$25,241,098
U/W Expenses:	$7,672,221
U/W NOI(5):	$17,568,877
U/W NCF(5):	$17,460,327
U/W NOI DSCR(1)(5):	2.20x
U/W NCF DSCR(1)(5):	2.18x
Escrows and Reserves(2):	U/W NOI Debt Yield(1)(5):	8.2%
U/W NCF Debt Yield(1)(5):	8.1%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$322,000,000
Taxes	$1,101,043	$220,209	NAP	As-Is Appraisal Valuation Date:	July 14, 2014
Insurance	$18,896	$18,896	NAP	Cut-off Date LTV Ratio(1):	66.8%
Replacement Reserves	$4,187,856	$9,046	$4,187,856	LTV Ratio at Maturity or ARD(1):	66.8%

(1)
The Patriots Park Loan Combination, totaling $215,070,000, is comprised of four pari passu notes (Notes A-1, A-2, A-3 and A-4). The non-controlling Note A-2 had an original principal balance of $90,000,000, has an outstanding principal balance of $90,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2015-NXS2 Trust. The controlling Note A-1 had an original principal balance of $95,000,000 and was contributed to the WFCM 2015-NXS1 Trust. The non-controlling Note A-3 had an original principal balance of $26,000,000 and was contributed to the COMM 2015-CCRE22 Trust. The non-controlling Note A-4 had an original principal balance of $4,070,000 and is currently held by Natixis Real Estate Capital LLC and is expected to be contributed to a future trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Patriots Park Loan Combination.

(2)	See “Escrows” section.
(3)
The Patriots Park Property is comprised of 705,905 square feet of office space (97.5% of net rentable area) and 17,762 square feet of warehouse (2.5% of net rentable area). The General Services Administration is in negotiation to lease the warehouse space. See “The Property” section.

(4)	Historical occupancy and financials are not available as the sponsor recently acquired the Patriots Park Property and these were not provided by the previous owner.
(5)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan is part of a loan combination (the “Patriots Park Loan Combination”) that is evidenced by four pari passu promissory notes (Notes A-1, A-2, A-3 and A-4) secured by a first mortgage encumbering three office buildings with a total of 723,667 square feet located in Reston, Virginia (the “Patriots Park Property”). The Patriots Park Loan Combination was originated on October 2, 2014 by Natixis Real Estate Capital LLC. The Patriots Park Loan Combination had an original principal balance of $215,070,000, has an outstanding principal balance as of the Cut-off Date of $215,070,000 and accrues interest at an interest rate of 3.658% per annum. The Patriots Park Loan Combination had an initial term of 60 months, has a remaining term of 51 months as of the Cut-off Date and requires interest-only payments through the Anticipated Repayment Date (“ARD”). The ARD is October 5, 2019 and the final maturity date is March 5, 2033. In the event that the Patriots Park Loan Combination is not repaid in full by the ARD, the interest rate will increase to an amount equal to the sum of (a) 3.500% and (b) 2.500% plus the amount (if any) by which the five-year treasury rate exceeds 3.000%. The borrower’s failure to repay the Patriots Park Loan Combination in full at least one month prior to the ARD automatically triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance of the Patriots Park Loan Combination.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PATRIOTS PARK

Note A-2, which will be contributed to the WFCM 2015-NXS2 Trust, had an original principal balance of $90,000,000, has an outstanding principal balance as of the Cut-off Date of $90,000,000 and represents a non-controlling interest in the Patriots Park Loan Combination. The controlling Note A-1 had an original principal balance of $95,000,000 and was contributed to the WFCM 2015-NXS1 Trust. The non-controlling Note A-3 had an original principal balance of $26,000,000 and was contributed to the COMM 2015-CCRE22 Trust. The non-controlling Note A-4 (together with Note A-1 and A-3, the “Patriot Park Companion Loans”) had an original principal balance of $4,070,000 and is currently held by Natixis Real Estate Capital LLC and is expected to be contributed to a future trust.

The borrower has the right to prepay in full or in part the Patriots Park Loan Combination, on any date before July 5, 2019, provided that the borrower pays the greater of (i) 1.0% of the principal balance being repaid, or (ii) a yield maintenance premium. Following the lockout period, the borrower has the option to defease the full principal amount of the Patriots Park Loan Combination or a portion thereof on any date before July 5, 2019. In addition, the Patriots Park Loan Combination is prepayable without penalty on July 5, 2019 or any payment date thereafter prior to March 5, 2033.

Sources and Uses

Sources			Uses
Original loan combination amount	$215,070,000	65.1%	Purchase price	$321,000,000	97.2%
Sponsor’s new cash contribution	115,196,168	34.9	Reserves	5,307,795	1.6
			Closing costs	3,958,373	1.2
Total Sources	$330,266,168	100.0%	Total Uses	$330,266,168	100.0%

The Property.  The Patriots Park Property is a highly-secured class A office campus situated on 22.7 acres and comprised of three office buildings (Patriots Park I, II and III) totaling 705,905 rentable square feet located in Reston, Virginia. The Patriots Park Property includes two parking garages and a small surface lot with a combined total of 2,660 parking spaces (3.8 spaces per 1000 rentable square feet). A warehouse comprising 17,762 square feet is nearing construction completion next to one of the parking garages and also serves as collateral for the Patriots Park Loan Combination. Patriots Park I and II were built in 1986 and 1987, respectively, and were fully renovated in 2012 and 2013, receiving a full facade replacement and replacement of all building systems including new HVAC, new elevators and refurbishment of the electrical systems. Patriots Park I and II have been certified LEED Silver. Patriots Park III, built in 2006, received minor renovations in 2013. The Patriots Park Property also received significant security upgrades commensurate with GSA protocol. Patriots Park II has a cafeteria with commercial seating for over 500 employees. Amenities in each building include numerous break rooms, as well as a convenience store, coffee counter and ATM machine, and a fitness center. The Patriots Park Property was 97.5% occupied as of July 1, 2015, by the United States of America (AAA/Aaa/AA+ by Fitch/Moody’s/S&P) via the General Services Administration (“GSA”) under two 20-year leases expiring on September 30, 2032 (72.3% of the net rentable area) and March 6, 2033 (25.2% of the net rentable area). Neither lease includes an appropriations-based termination clause. According to the borrower, the GSA and the previous owner of the Patriots Park Property invested approximately $55.0 million ($76.00 per square foot) and $40.5 million ($56.00 per square foot), respectively, into the space in 2012 and 2013. GSA is in negotiation to lease the warehouse space, which is nearing completion and comprises approximately 2.5% of the net rentable area of the Patriots Park Property.

The following table presents certain information relating to the tenancy at the Patriots Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF(1)	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
GSA (Patriots Park I & II)	AAA/Aaa/AA+	523,482	72.3%	$33.50	$17,536,647	73.0%	9/30/2032(2)
GSA (Patriots Park III)	AAA/Aaa/AA+	182,423	25.2%	$35.55	$6,484,321	27.0%	3/06/2033(2)
Total Major Tenants		705,905	97.5%	$34.03	$24,020,968	100.0%

Occupied Collateral Total		705,905	97.5%	$34.03	$24,020,968	100.0%

Warehouse Space		17,762	2.5%

Collateral Total		723,667	100.0%

(1)
The Patriots Park Property is comprised of 705,905 square feet of office space (97.5% of net rentable area) and 17,762 square feet of warehouse (2.5% of net rentable area). GSA is in negotiation to lease the warehouse space.

(2)
Neither the Patriots Park I and II lease nor the Patriots Park III lease includes an appropriations-based termination clause. GSA has the right to terminate the leases if the borrower discloses the identity of any government agency occupying the premises, other than the GSA, to a third party, unless specifically authorized by a contracting officer representing the GSA, upon providing 18 months’ prior written notice to the lessor. The related loan agreement and guaranty provide that the borrower and guarantor will be liable for any losses arising from any termination of the applicable leases resulting from a breach of such provisions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PATRIOTS PARK

The following table presents certain information relating to the lease rollover schedule at the Patriots Park Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	2	705,905	97.5%	705,905	97.5%	$24,020,968	$34.03
Vacant/Warehouse	0	17,762(3)	2.5%(3)	723,667	100.0%	$0	$0.00
Total/Weighted Average	2	723,667	100.0%			$24,020,968	$34.03

(1)	Information obtained from the underwritten rent roll.
(2)	Annual U/W Base Rent PSF excludes vacant space.
(3)	The Patriots Park Property includes 17,762 square feet of warehouse (2.5% of net rentable area). GSA is in negotiation to lease the warehouse space.

The following table presents historical occupancy percentages at the Patriots Park Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(2)	7/1/2015(3)
NAV	NAV	97.5%	97.5%

(1)	Historical occupancy is not available, as the sponsor recently acquired the Patriots Park Property, and the information was not provided by the previous owner.
(2)	Information is based on the leases then in place at the Patriots Park Property.
(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PATRIOTS PARK

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Patriots Park Property:

Cash Flow Analysis(1)

	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$24,593,660(2)	$24,020,968(2)	95.2%	$33.19
Grossed Up Vacant Space	0	595,027	2.4	0.82
Total Reimbursables	0	185,292	0.7	0.26
Parking Income	227,088(2)	891,480(2)	3.5	1.23
Other Income	545,809(2)	143,358(2)	0.6	0.20
Less Vacancy & Credit Loss	0	(595,027)(3)	(2.4)	(0.82)
Effective Gross Income	$25,366,558	$25,241,098	100.0%	$34.88

Total Operating Expenses	$7,380,961	$7,672,221	30.4%	$10.60

Net Operating Income	$17,985,597	$17,568,877	69.6%	$24.28

TI/LC	0	0	0.0	0.00
Capital Expenditures	0	108,550	0.4	0.15
Net Cash Flow	$17,985,597	$17,460,327	69.2%	$24.13

NOI DSCR(4)	2.25x	2.20x
NCF DSCR(4)	2.25x	2.18x
NOI DY(4)	8.4%	8.2%
NCF DY(4)	8.4%	8.1%

(1)	Historical financials prior to 2014 were not available as the sponsor recently acquired the Patriots Park Property and this information was not provided by the previous owner.
(2)
2014 Base Rent is higher than U/W Base Rent as it includes revenue from the warehouse space and Parking Income in Q1 to Q3 2014. 2014 Parking Income of $227,088 is lower than U/W Parking Income because the prior owner did not provide a breakout of the Parking Income from the first quarter to the third quarter of 2014. 2014 Other Income includes $309,076 of tax abatements which is not included in U/W Other Income.

(3)
The underwritten economic vacancy is 2.3%. The Patriots Park Property was 97.5% physically occupied as of July 1, 2015. GSA is in negotiation to lease the warehouse space, which accounts for 2.5% of the net rentable area.

(4)	DSCRs and debt yields are based on the Patriots Park Loan Combination.

Appraisal.  As of the appraisal valuation date of July 14, 2014, the Patriots Park Property had an “as-is” appraised value of $322,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated July 21, 2014, there was no evidence of any recognized environmental condition at the Patriots Park Property.

Market Overview and Competition.  The Patriots Park Property is located at the intersection of Fairfax County Parkway and the Dulles Toll Road (Route 267) along Sunrise Valley Drive in Reston, Virginia, approximately 18 miles west of Washington D.C. and just east of the Washington Dulles International Airport. The property is in close proximity (approximately two miles) to Reston Town Center, which offers a variety of amenities such as restaurants, shopping, and open space. The property is located approximately one mile west of the Wiehle-Reston East Metrorail station, the terminus of the first phase of the Silver Line. In addition, the Patriots Park Property will be in close proximity to the Reston Town Center and Herndon stations once the second phase of the Silver Line is completed, expected to be in 2018. Upon completion, the Silver Line will link the Patriots Park Property with Dulles International Airport. The Patriots Park Property is located in Fairfax County in the Washington, D.C. metro area. According to the appraisal, the estimated 2014 population and median household income of the Washington, D.C. metro area were 6.0 million and $91,436, respectively. The Fairfax County/Fairfax City/Falls Church area has the largest population in the Washington, D.C. metro area with nearly 1.2 million people.

Per the appraisal, the Patriots Park Property is located in the Reston/Herndon office submarket, which contains 24.7 million square feet of office space. As of the first quarter of 2015, the submarket’s direct vacancy was 15.8% and the average direct asking gross rent was $30.76 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PATRIOTS PARK

The following table presents certain information relating to comparable office properties to the Patriots Park Property:

Competitive Set(1)

	Patriots Park (Subject)	Commerce Executive Park IV	Commerce Executive Park VI	Two Freedom Square	Plaza America Tower 2	Reston Square	Two Fountain Square
Location	Reston, VA	Reston, VA	Reston, VA	Reston, VA	Reston, VA	Reston, VA	Reston, VA
Distance from Subject	--	2.9 miles	3.0 miles	1.8 miles	2.3 miles	1.7 miles	2.0 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1986/2013	1987/NAV	1998/NAV	2002/NAV	1999/NAV	2007/NAV	1990/NAV
Stories	5-7	6	6	16	10	6	11
Total GLA	723,667 SF	138,980 SF	145,750 SF	379,270 SF	230,034 SF	139,075 SF	250,000 SF

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Hyundai Able Patriots Park, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Patriots Park Loan Combination. Hyundai Able Patriots Park, LLC is owned by Hyundai Able Patriots Park Manager, LLC which is owned by the Hyundai Able Investment REIT, which is over 99% owned by and 100% controlled by Hyundai Securities Co. Ltd. Hyundai Securities Co. Ltd. and Hyundai Able Investment REIT are the guarantors of certain nonrecourse carveouts under the Patriots Park Loan Combination.

The Sponsor. The sponsors are Hyundai Able Investment REIT and Hyundai Securities Co. Ltd. (“HSC”). HSC is a publicly traded company listed on the South Korean stock exchange. HSC is a leading South Korea-based financial company engaged in the securities and investment banking sector and an experienced owner of office, retail and residential properties in London, Tokyo, Shanghai and South Korea. As of 2013, HSC reported net worth in excess of $2.9 billion and liquidity of approximately $1.6 billion.

Escrows. The loan documents provide for upfront reserves in the amount of $1,101,043 for taxes, $18,896 for insurance and $4,187,856 for replacement reserves. The loan documents require monthly deposits of one-twelfth of the estimated annual real estate taxes, which currently equates to $220,209 and one-twelfth of the annual insurance premiums, which currently equates to $18,896. The loan documents require monthly escrows for replacement reserves of $9,046, subject to a cap of $4,187,856.

Lockbox and Cash Management. The Patriots Park Loan Combination is structured with a lender-controlled hard lockbox and springing cash management. The Patriots Park Loan Combination requires all rents to be transmitted directly into the lockbox. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon any of the following: (i) the occurrence and continuance of an event of default, (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.10x, (iii) the delivery by the GSA to the borrower of a confidentiality breach termination notice (which is required to be at least 18 months prior to GSA’s intention to vacate) or (iv) the failure by the borrower to repay the outstanding principal balance of the Patriots Park Loan Combination in full at least one month prior to the ARD. A Cash Management Period will end, with respect to clause (i) above, upon the cure of such event of default; with respect to clause (ii) above, upon the debt service coverage ratio being at least 1.15x for six consecutive months since the commencement of the Cash Management Period; with respect to clause (iii) above, (a) upon the revocation of the confidentiality breach termination notice by the government, (b) upon a judgment by a court of competent jurisdiction nullifying the lease termination, provided that, and for so long as, such judgment is not challenged or appealed by the government, or (c) upon the occurrence of a confidentiality breach termination cure, and in any case, prior to the occurrence of an event of default.

Property Management.  The Patriots Park Property is managed by Boston Properties Limited Partnership (rated Baa2/A-/BBB+ by Moody’s/S&P/Fitch).

Assumption.  The lender may not unreasonably withhold its consent to the sale of the Patriots Park Property in its entirety to a special purpose entity that meets the lender’s then current requirements for special purpose entities and provided that the borrower satisfies certain other conditions including (i) no event of default has occurred and is continuing; and (ii) the lender has reasonably determined that the proposed transferee and any successor guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing. No such transfer is permitted during the 60 days prior to or immediately following a securitization. The lender will have the right to approve or disapprove the proposed transferee in its reasonable discretion, and the lender may, as a condition to approving any proposed transferee, require a rating agency confirmation from DBRS, KBRA and Moody’s stating that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings to the Series 2015-NXS2 Certificates and similar confirmations from each rating agency rating securities backed by any of the Patriots Park Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PATRIOTS PARK

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Patriots Park Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Campbell Technology Park

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$60,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$60,000,000			Location:	Campbell, CA
% of Initial Pool Balance:	6.6%			Size:	280,864 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$213.63
Borrower Name:	Campbell Technology Park, LLC			Year Built/Renovated:	2000/NAP
Sponsors:	Carl Russo; Timothy Pasquinelli			Title Vesting:	Fee
Mortgage Rate:	4.410%			Property Manager:	Self-managed
Note Date:	June 11, 2015			3rd Most Recent Occupancy (As of)(2):	86.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	80.0% (12/31/2013)
Maturity Date:	June 11, 2025			Most Recent Occupancy (As of)(2):	91.0% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of)(2):	93.4% (4/30/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$3,770,424 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$3,590,973 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of)(3):	$4,579,817 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$8,276,061
				U/W Expenses:	$2,831,835
				U/W NOI(3):	$5,444,226
				U/W NCF(3):	$4,805,020
				U/W NOI DSCR:	2.02x
Escrows and Reserves(1):				U/W NCF DSCR:	1.79x
				U/W NOI Debt Yield:	9.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.0%
Taxes	$231,690	$77,230	NAP	As-Is Appraised Value:	$100,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 21, 2015
Replacement Reserves	$0	$4,700	NAP	Cut-off Date LTV Ratio:	60.0%
TI/LC Reserves	$0	$67,700	$1,150,000	LTV Ratio at Maturity or ARD:	60.0%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Campbell Technology Park Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an office park located in Campbell, California (the “Campbell Technology Park Property”).  The Campbell Technology Park Mortgage Loan was originated on June 11, 2015 by Wells Fargo Bank, National Association.  The Campbell Technology Park Mortgage Loan had an original principal balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and accrues interest at an interest rate of 4.410% per annum.  The Campbell Technology Park Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Campbell Technology Park Mortgage Loan.  The Campbell Technology Park Mortgage Loan matures on June 11, 2025.

Following the lockout period, the borrower has the right to defease the Campbell Technology Park Mortgage Loan in whole, but not in part, on any date before March 11, 2025.  In addition, the Campbell Technology Park Mortgage Loan is prepayable without penalty on or after March 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAMPBELL TECHNOLOGY PARK

Sources and Uses

Sources			Uses
Original loan amount	$60,000,000	100.0%	Loan payoff(1)	$43,036,890	71.7%
			Reserves	231,690	0.4
			Closing costs(2)	2,468,931	4.1
			Return of equity	14,262,489	23.8
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%
(1)	The Campbell Technology Park Property was previously securitized in the WBCMT 2006-C25 transaction.
(2)	Closing costs include a yield maintenance prepayment fee of $2,117,589.

The Property.  The Campbell Technology Park Property was built in 2000 and is comprised of three two-story and one single story, class A, suburban office buildings totaling 280,864 square feet located in Campbell, California, a submarket of Silicon Valley and approximately 8.7 miles southwest of the San Jose central business district.  The single story building includes 39,770 square feet and is 100.0% occupied by Moss Adams LLP (“Moss Adams”).  The remaining two-story buildings range in size from 59,908 to 100,326 square feet and are occupied by multiple tenants.  The largest tenant at the Campbell Technology Park Property, AOptix Technologies (“AOptix”) (69,321 square feet or 24.7% of net rentable area), which has been in occupancy since 2005, recently expanded its space by 7,813 square feet in January 2015 and extended the term of its lease (on the majority of space) through December 2019.  Moss Adams (52,226 square feet or 18.6% of net rentable area), the second largest tenant, has been in occupancy since 2000 and took an additional 12,456 square feet of space in February 2015.  The third largest tenant is iWatt, Inc. (“iWatt”) (44,884 square feet or 16.0% of net rentable area), which was acquired by Dialog Semiconductor Plc (publicly traded on the Frankfurt Stock Exchange) in July 2013.  iWatt, Inc. has been a tenant at the Campbell Technology Park Property since November 2011 and signed a new lease in February 2014 to nearly double its square footage (from 24,873 square feet to 44,884 square feet) and extend its term to February 2018.  The Campbell Technology Park Property offers 1,059 parking spaces, resulting in a parking ratio of 3.8 spaces per 1,000 square feet.  The borrower invested a substantial amount of capital since acquiring the Campbell Technology Park Property in 2006 and has increased occupancy from 61.0% in December 2009 (Qualcomm vacated approximately 35.7% of net rentable area) to 93.4% as of April 30, 2015.

The following table presents certain information relating to the tenancy at the Campbell Technology Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
AOptix Technologies	NR/NR/NR	69,321(2)(3)	24.7%	$22.17	$1,536,940	27.2%	Various(4)
Moss Adams LLP	NR/NR/NR	52,226	18.6%	$19.63	$1,025,351	18.1%	12/31/2017(5)
iWatt, Inc.	NR/NR/NR	44,884	16.0%	$22.74	$1,020,438	18.0%	2/28/2018(6)
Ricoh Americas Corp.	NR/NR/A	22,969	8.2%	$22.87	$525,209	9.3%	5/30/2019(7)
Dasher Technologies, Inc.	NR/NR/NR	18,996	6.8%	$23.83	$452,672	8.0%	8/31/2020
Total Major Tenants		208,396	74.2%	$21.88	$4,560,610	80.6%

Non-Major Tenants		53,817	19.2%	$20.34	$1,094,846	19.4%

Occupied Collateral Total		262,213	93.4%	$21.57	$5,655,456	100%

Vacant Space		18,651	6.6%

Collateral Total		280,864	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
7,921 square feet (2.8% of net rentable area) of AOptix Technologies’ space is subleased to Keyssa, Inc. at $21.00 per square foot triple-net.  Keyssa Inc.’s sublease expiration is coterminous with the primary lease expiration date of December 31, 2016.  Annual U/W Base Rent for this space was underwritten to AOptix Technologies’ primary lease rate of $18.69 per square foot triple-net.

(3)
AOptix Technologies signed a lease on January 1, 2015 for an additional 7,813 square feet (2.8% of net rentable area).  They are currently building out the space and are not yet in occupancy. However, AOptix is currently paying rent on this space.

(4)
7,921 square feet (2.8% of net rentable area) of AOptix Technologies’ space (the space subleased to Keyssa, Inc.) has a lease expiration date of December 31, 2016 and the remaining 61,400 square feet (21.9% of net rentable area) has a lease expiration date of December 31, 2019.

(5)	Moss Adams LLP has two, 5-year lease renewal options.
(6)	iWatt, Inc. has one, 4-year lease renewal option.
(7)	Ricoh Americas Corp. has a one-time right to terminate its lease on May 31, 2017 with six months’ notice and payment of a termination fee of $557,946.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAMPBELL TECHNOLOGY PARK

The following table presents certain information relating to the lease rollover schedule at the Campbell Technology Park Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	1	16,669	5.9%	16,669	5.9%	$340,048	$20.40
2016	3	22,288	7.9%	38,957	13.9%	$421,658	$18.92
2017	3	68,196	24.3%	107,153	38.2%	$1,382,376	$20.27
2018	2	44,884	16.0%	152,037	54.1%	$1,020,438	$22.74
2019	5	91,180	32.5%	243,217	86.6%	$2,038,264	$22.35
2020	2	18,996	6.8%	262,213	93.4%	$452,672	$23.83
2021	0	0	0.0%	262,213	93.4%	$0	$0.00
2022	0	0	0.0%	262,213	93.4%	$0	$0.00
2023	0	0	0.0%	262,213	93.4%	$0	$0.00
2024	0	0	0.0%	262,213	93.4%	$0	$0.00
2025	0	0	0.0%	262,213	93.4%	$0	$0.00
Thereafter	0	0	0.0%	262,213	93.4%	$0	$0.00
Vacant	0	18,651	6.6%	280,864	100.0%	$0	$0.00
Total/Weighted Average	16	280,864	100.0%			$5,655,456	$21.57

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Campbell Technology Park Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)(2)	12/31/2014(1)(2)	4/30/2015(3)(4)
86.0%	80.0%	91.0%	93.4%

(1)	Information obtained from the borrower.
(2)
The increase in occupancy from 2013 through underwriting was due to continued new leasing activity and the recent expansion of several tenants at the Campbell Technology Park Property including iWatt, Ricoh Americas Corp and AOptix, which totaled 58,714 square feet (20.9% of net rentable area).

(3)	Information obtained from the underwritten rent roll.
(4)
AOptix Technologies signed a lease on January 1, 2015 for an additional 7,813 square feet (2.8% of net rentable area).  They are currently building out the space and are not yet in occupancy. However, AOptix is currently paying rent on this space. Current occupancy excluding this space is 90.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAMPBELL TECHNOLOGY PARK

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Campbell Technology Park Property:

Cash Flow Analysis

	2012(1)	2013(1)	2014(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,624,969	$3,751,527	$4,449,620	$5,655,456(3)	68.3%	$20.14
Grossed Up Vacant Space	0	0	0	470,005	5.7	$1.67
Total Reimbursables	2,019,969	2,122,685	2,365,235	2,620,605	31.7	$9.33
Other Income	79,816	25,081(2)	141,478	0	0.0	$0.00
Less Vacancy & Credit Loss	0	0	0	(470,005)(4)	(5.7)	($1.67)
Effective Gross Income	$5,724,754	$5,899,293	$6,956,333	$8,276,061	100.0%	$29.47

Total Operating Expenses	$1,954,331	$2,308,321(2)	$2,376,517	$2,831,835	34.2%	$10.08

Net Operating Income	$3,770,424	$3,590,973(2)	$4,579,817	$5,444,226	65.8%	$19.38
TI/LC	0	0	0	583,034	7.0	2.08
Capital Expenditures	0	0	0	56,173	0.7	0.20
Net Cash Flow	$3,770,424	$3,590,973	$4,579,817	$4,805,020	58.1%	$17.11

NOI DSCR	1.40x	1.33x	1.70x	2.02x
NCF DSCR	1.40x	1.33x	1.70x	1.79x
NOI DY	6.3%	6.0%	7.6%	9.1%
NCF DY	6.3%	6.0%	7.6%	8.0%

(1)
The increase in Effective Gross Income and Net Operating Income from 2012 through underwriting was due to continued new leasing activity and the recent expansion of several tenants at the Campbell Technology Park Property, which totaled 58,714 square feet (20.9% of net rentable area).

(2)
The decrease in Net Operating Income from 2012 to 2013 was due to the decrease in Other Income and the increase in Total Operating Expenses.  The primary source of Other Income had been early termination fees and forfeited lease deposits, of which there was very little in 2013.  Additionally, Total Operating Expenses increased from 2012 due to an increase in real estate taxes.

(3)	U/W Base Rent includes contractual rent steps through April 2016 totaling $280,081.
(4)	The underwritten economic vacancy is 7.7%. The Campbell Technology Park Property was 93.4% leased and 90.6% physically occupied as of April 30, 2015.

Appraisal.  As of the appraisal valuation date of April 21, 2015, the Campbell Technology Park Property had an “as-is” appraised value of $100,000,000.

Environmental Matters.  According to the Phase I environmental site assessment dated April 24, 2015, there was no evidence of any recognized environmental conditions at the Campbell Technology Park Property.

Market Overview and Competition. The Campbell Technology Park Property is located in the greater San Francisco Bay Area (“Bay Area”), which is the fifth largest metropolitan region in the United States. The Bay Area is one of the largest and most diversified economies in the United States and is home to 31 Fortune 500 companies.  Additionally, the Bay Area contains the highest concentration of venture capital firms in the world.  These venture capital firms provide the capital and management expertise needed by a number of technology companies located in the region, which in turn helps expedite the technological advancements these businesses create.

The Campbell Technology Park Property is conveniently located 8.7 miles southwest of the San Jose central business district and 9.2 miles southwest of the Mineta San Jose International Airport. The Campbell Technology Park Property is located in the Silicon Valley Non-CBD market, which is home to some of the largest technology and e-commerce companies in the world including Apple, eBay, Google and Netflix. The Campbell Technology Park Property is located in the Campbell/Los Gatos submarket and is situated along a private drive (Campbell Technology Parkway) with access and visibility from Highway 17.  Los Gatos is a wealthy community where many technology executives reside, including the managing partners of Moss Adams and AOptix.

The Campbell Technology Park Property is approximately 1.7 miles south of the Pruneyard, a 250,000 square foot mixed-used development featuring a movie theater, Trader Joe’s, over 15 eating establishments and 35 retail, service and entertainment businesses. In addition to the shopping center, the Pruneyard also includes two hotels. The Campbell Technology Park Property benefits from its proximity to the Pruneyard and the amenities it has to offer. According to the appraisal, the estimated 2014 population within a three- and five-mile radius of the Campbell Technology Park Property is 215,589 and 514,287, respectively, and the estimated median household income within the same radii is $86,100 and $88,084, respectively. Furthermore, the Campbell Technology Park Property is an attractive option for tenants desiring class A office space at a lower rental rate compared to competing office spaces near the intersection of Hamilton Avenue and South Bascom Avenue, adjacent to the Pruneyard (and further north in Sunnyvale and Menlo Park). According to the appraisal, the competitive set of the Campbell Technology Park Property contains rental rates ranging from $26.40 per square foot, triple-net to $36.00 per square foot, triple-net with an average of $32.40 per square foot, triple-net, compared to the Annual U/W Base Rent at the Campbell Technology Park Property of $21.57 per square foot, triple-net. As of the first quarter 2015, the Campbell Los/Gatos office submarket reported an average vacancy rate of 5.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAMPBELL TECHNOLOGY PARK

The following table presents certain information relating to some comparable office properties for the Campbell Technology Park Property:

Competitive Set(1)

	Campbell Technology Park (Subject)	Legacy Hamilton Plaza	Lincoln Court	910 Campisi Way
Location	Campbell, CA	Campbell, CA	Campbell, CA	Campbell, CA
Distance from Subject	--	1.8 miles	1.2 miles	1.6 miles
Property Type	Office	Office	Office	Office
Year Built/Renovated	2000/NAV	1989/NAV	1988/NAV	1985/NAV
Stories	2	6	3	2
Total GLA	280,864 SF	175,000 SF	123,529 SF	34,118 SF
Total Occupancy	93%	94%	99%	100%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Campbell Technology Park, LLC, a California limited liability company, which is a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Campbell Technology Park Mortgage Loan.  Campbell Technology Park, LLC is owned by CD Real Estate Investments, LLC (“CDREI”) (80.0%) and CMC Campbell, LLC (20.0%).  CDREI is the guarantor of certain nonrecourse carveouts under the Campbell Technology Park Mortgage Loan.

The Sponsors. The sponsors are Carl Russo and Timothy Pasquinelli.  CDREI is 99.0% owned by Carl Russo and managed by Timothy Pasquinelli, Mr. Russo’s wealth advisor.  Mr. Pasquinelli has a working relationship spanning over 20 years with Mr. Russo as a wealth advisor and business partner.  Mr. Pasquinelli and Mr. Russo founded Consigliare Management Company (“CMC”) in 1999 to invest in commercial real estate.  Since inception, CMC has developed, acquired, and owned six office and research and development projects in the Bay Area totaling approximately one million square feet.

Escrows. The loan documents provide for upfront reserves in the amount of $231,690 for real estate taxes.  The loan documents require monthly deposits of $77,230 for real estate taxes and $4,700 for replacement reserves.  The loan documents also require monthly deposits of $67,700 for tenant improvements and leasing commissions (“TI/LC”) commencing on August 11, 2016 (subject to a cap of $1.15 million).  Upon the occurrence of any Moss Adams Non-Renewal Event (as defined below), the borrower must deposit an additional $316,000 into the account.  Ongoing monthly reserves for insurance are not required provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by borrower is maintained pursuant to one or more blanket insurance policies approved by the lender; and (iii) the borrower provides the lender with evidence of renewal of the insurance policy and evidence of timely proof of payment.

A “Moss Adams Non-Renewal Event” will commence upon the earlier of (i) four months prior to the expiration date of the Moss Adams lease, unless, prior to such date, the lender receives evidence that Moss Adams has exercised its option to extend the term of its lease or has otherwise renewed the lease on terms reasonably acceptable to the lender and/or (ii) 30 days after Moss Adams exercises any right to terminate or cancel its lease prior to the scheduled expiration thereof for any reason.

Lockbox and Cash Management. The Campbell Technology Park Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager deposit all rents directly into such lockbox account within one day of receipt.  Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Trap Event Period, all cash flow is swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio falling below 1.45x.  A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default, and with regard to clause (ii) upon the debt service ratio being equal to or greater than 1.45x for two consecutive calendar quarters.

Property Management. The Campbell Technology Park Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Campbell Technology Park Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS2 Certificates.

Partial Release. Not Permitted

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAMPBELL TECHNOLOGY PARK

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Campbell Technology Park Property.  The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. A seismic report dated April 22, 2015 determined that the probable maximum loss at the Campbell Technology Park Property was 15.0%.  Earthquake insurance is not required.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Stor All Group Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Self Storage
Original Principal Balance:	$58,250,000			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$58,250,000			Location:	Various – See Table
% of Initial Pool Balance:	6.4%			Size:	684,770 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$85.07
Borrower Names(1):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	James S. Womack			Title Vesting:	Fee
Mortgage Rate:	4.385%			Property Manager:	Self-managed
Note Date:	June 5, 2015			3rd Most Recent Occupancy (As of):	87.5% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	87.5% (12/31/2013)
Maturity Date:	July 1, 2025			Most Recent Occupancy (As of):	89.6% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of)(4):	89.9% (TTM 4/30/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$4,271,446 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$4,634,446 (12/31/2014)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$4,645,047 (TTM 4/30/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(2):	Yes			U/W Revenues:	$6,825,667
Additional Debt Type(2):	Future Mezzanine			U/W Expenses:	$2,177,296
				U/W NOI:	$4,648,371
				U/W NCF:	$4,579,894
				U/W NOI DSCR:	1.33x
				U/W NCF DSCR:	1.31x
Escrows and Reserves(3):				U/W NOI Debt Yield:	8.0%
				U/W NCF Debt Yield:	7.9%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value(5):	$80,000,000
Taxes	$175,488	$31,160	NAP	As-Is Appraisal Valuation Date(5):	April 22, 2015
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio(5):	72.8%
Replacement Reserves	$136,954	$5,706	$136,954	LTV Ratio at Maturity or ARD(5):	63.6%

(1)	See “The Borrowers” section.
(2)	See the “Subordinate and Mezzanine Indebtedness” section.
(3)	See the “Escrows” section.
(4)	See the “Historical Occupancy” section.
(5)	See the “Appraisal” section.

The Mortgage Loan.  The mortgage loan (the “Stor All Group Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 10 self storage properties located in Ohio and Kentucky (the “Stor All Group Portfolio Properties”). The Stor All Group Portfolio Mortgage Loan was originated on June 5, 2015 by Wells Fargo Bank, National Association.  The Stor All Group Portfolio Mortgage Loan had an original principal balance of $58,250,000, has an outstanding principal balance as of the Cut-off Date of $58,250,000 and accrues interest at an interest rate of 4.385% per annum.  The Stor All Group Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Stor All Group Portfolio Mortgage Loan matures on July 1, 2025.

Following the lockout period, the borrowers have the right to defease the Stor All Group Portfolio Mortgage Loan in whole, but not in part, on any day before April 1, 2025.  In addition, the Stor All Group Portfolio Mortgage Loan is prepayable without penalty on or after April 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STOR ALL GROUP PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$58,250,000	100.0%	Loans payoff(1)	$43,328,732	74.4%
			Reserves	312,442	0.5
			Closing costs	950,533	1.6
			Return of equity	13,658,293	23.4
Total Sources	$58,250,000	100.0%	Total Uses	$58,250,000	100.0%

(1)	Eight of the 10 Stor All Group Portfolio Properties were previously securitized in the JPMCC 2005-LDP3 and JPMCC 2005-CB12 transactions.

The Properties.   The Stor All Group Portfolio Mortgage Loan is secured by the fee interest in a portfolio of 10 self storage properties totaling 684,770 rentable square feet or 5,590 units which are located in Kentucky (8) and Ohio (2).  The Stor All Group Portfolio Properties range in size from 52,400 square feet to 85,365 square feet and climate controlled units account for approximately 23.1% of net rentable area. Built between 1988 and 1999, the Stor All Group Portfolio Properties have exhibited an average occupancy of 88.8% over the last five years and have demonstrated a 28.4% cash flow increase in the Net Operating Income over the same period. As of the trailing 12 month period ending April 30, 2015, the Stor All Group Portfolio Properties were 89.9% occupied.

The following table presents certain information relating to the Stor All Group Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value(3)
King Arthur – Louisville, KY(1)	$8,001,506	13.7%	87.3%	1997/NAP	85,365	$9,350,000
Man-O-War – Lexington, KY(2)	$7,572,794	13.0%	92.6%	1995/NAP	76,475	$8,600,000
Lyndon – Louisville, KY(1)	$7,002,321	12.0%	88.9%	1996/NAP	64,875	$8,450,000
Cane – Louisville, KY(2)	$6,824,172	11.7%	87.3%	1992/NAP	82,750	$8,500,000
Middleton – Louisville, KY(1)	$6,690,377	11.5%	95.3%	1999/NAP	65,325	$7,950,000
Dixie Highway – Louisville, KY(2)	$5,915,169	10.2%	86.5%	1996/NAP	72,910	$7,050,000
Pisgah – Cincinnati, OH	$4,499,746	7.7%	89.1%	1999/NAP	70,120	$5,100,000
Landen – Loveland, OH	$4,187,172	7.2%	95.5%	1996/NAP	61,180	$4,900,000
New Cut – Louisville, KY(2)	$3,945,284	6.8%	87.2%	1988/NAP	53,370	$5,550,000
Palumbo – Lexington, KY(1)	$3,611,459	6.2%	91.3%	1990/NAP	52,400	$4,950,000
Total/Weighted Average	$58,250,000	100.0%	89.9%		684,770	$80,000,000

(1)	Previously securitized in the JPMCC 2005-LDP3 transaction.
(2)	Previously securitized in the JPMCC 2005-CB12 transaction.
(3)	See “Appraisal” section.

The following table presents historical occupancy percentages at the Stor All Group Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	TTM 4/30/2015(2)(3)
87.5%	87.5%	89.6%	89.9%

(1)	Information obtained from the borrowers.
(2)	Information obtained from the underwritten rent roll.
(3)	The TTM 4/30/2015 occupancy represents the average monthly occupancy of the Stor All Group Portfolio Properties for the trailing 12-month period ending April 30, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STOR ALL GROUP PORTFOLIO

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Stor All Group Portfolio Properties:

Cash Flow Analysis

	2013	2014	TTM 4/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$6,038,341	$6,394,516	$6,409,280	$6,409,280	93.9%	$9.36
Grossed Up Vacant Space	0	0	0	1,222,204	17.9	1.78
Less Concessions	0	0	0	0	0.0	0.00
Other Income	277,215	386,450	416,387	416,387	6.1	0.61
Less Vacancy & Credit Loss	0	0	0	(1,222,204)(1)	(17.9)	(1.78)
Effective Gross Income	$6,315,556	$6,780,966	$6,825,667	$6,825,667	100.0%	$9.97

Total Operating Expenses	$2,044,110	$2,146,520	$2,180,620	$2,177,296	31.9%	$3.18

Net Operating Income	$4,271,446	$4,634,446	$4,645,047	$4,648,371	68.1%	$6.79
Capital Expenditures	0	0	0	68,477	1.0	0.10
Net Cash Flow	$4,271,446	$4,634,446	$4,645,047	$4,579,894	67.1%	$6.69

NOI DSCR	1.22x	1.33x	1.33x	1.33x
NCF DSCR	1.22x	1.33x	1.33x	1.31x
NOI DY	7.3%	8.0%	8.0%	8.0%
NCF DY	7.3%	8.0%	8.0%	7.9%

(1)	The underwritten economic vacancy is 16.0%. As of the trailing 12-months ending April 30, 2015, the Stor All Group Portfolio Properties were 88.9% physically occupied.

Appraisal.  As of the appraisal valuation date of April 22, 2015, the Stor All Group Portfolio Properties had an aggregate portfolio “as-is” appraised value of $80,000,000. The Stor All Group Portfolio Properties were also valued individually, with the individual values combining to reflect an aggregate “as-is” appraised value of $70,400,000. Due to the diversified risk of a cross-collateralized portfolio with no partial releases or substitutions permitted, the “as-is” appraised value is based on the portfolio valuation.

Environmental Matters.  According to Phase I environmental assessments dated from April 30, 2015 through May 5, 2015, there was no evidence of any recognized environmental conditions at any of the Stor All Group Portfolio Properties.

Market Overview and Competition.  The Stor All Group Portfolio Properties are located in Louisville, Kentucky; Lexington, Kentucky; Cincinnati, Ohio; and Loveland, Ohio. The appraisal noted that given the close proximity of Lexington to Louisville, Kentucky, the overall Louisville self storage market included the properties located in Lexington, Kentucky.

Eight of the Stor All Group Portfolio Properties are located in Louisville and Lexington, Kentucky (“Kentucky Properties”). According to the appraisal, the existing self storage supply in the Louisville market is 6.1 square feet per person, which is 26.1% below the existing nationwide supply of self storage square footage per person. Additionally, the Kentucky Properties self storage market is currently undersupplied with a demand of 6.7 square feet per person. The 2014 estimated populations within the three-mile radius of the Kentucky Properties ranged from 35,372 to 124,187 with an average of 72,058. The 2014 estimated household incomes within the same three-mile radius of Kentucky Properties range from $43,083 to $108,140 with an average of $68,350.

Two of the Stor All Group Portfolio Properties are located in Cincinnati, Ohio and nearby Loveland, Ohio (“Ohio Properties”). According to the appraisal, the existing self storage supply in Cincinnati, Ohio is 4.0 square feet per person, which is 51.9% below the existing nationwide supply of self storage square footage per person. Additionally, the Cincinnati self storage market is currently undersupplied with a demand of 6.7 square feet per person. The 2014 estimated populations within the three-mile radius of the Ohio Properties range from 43,995 to 53,274 with an average of 48,635. The 2014 estimated household incomes within the same three-mile radius of Ohio Properties range from $99,199 to $106,490 with an average of $102,845.

The Borrowers.  The borrowers are comprised of 10 separate Kentucky limited liability companies, each of which is a single purpose entity with one independent director.  Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Stor All Group Portfolio Mortgage Loan. James S. Womack is the guarantor of certain nonrecourse carveouts under the Stor All Group Portfolio Mortgage Loan.

The Sponsor.  The sponsor is James S. Womack, the founder, owner, and president of Stor All Self Storage (“Stor All”).  James S. Womack is an experienced commercial real estate developer and self storage owner/operator with over 30 years of experience in self storage investments, development, acquisitions and management. Stor All was founded in 1984 and within the first 15 years after its inception, developed 15 self storage properties in Kentucky and Ohio and four self storage properties in New Orleans, Louisiana. Stor All’s current self storage portfolio consists of 18 self storage properties (including one self storage property under development) totaling 1.2 million square feet and valued at approximately $103.5 million.

Escrows.  The loan documents provide for upfront reserves of $175,488 for real estate taxes and $136,954 for replacement reserves. The loan documents also provide for ongoing monthly reserves of $31,160 for real estate taxes and $5,706 for replacement reserves (subject to a cap of $136,954). Ongoing monthly reserves for insurance are not required as long as (a) no event of default has occurred and is continuing; (b) the Stor All Group Portfolio Properties are insured via an acceptable blanket insurance policy; and (c) the borrowers provide the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STOR ALL GROUP PORTFOLIO

Lockbox and Cash Management.  Upon the occurrence of a Cash Trap Event Period (as defined below), the borrowers will be required to establish a lender-controlled lockbox account and direct tenants to deposit all rents directly into such lockbox account.  Additionally, all revenues and other monies received by the borrowers or property manager relating to the Stor All Group Portfolio Properties shall be deposited into the lockbox account within 30 days. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; and (ii) the amortizing debt service coverage ratio for the trailing 12-month period falling below 1.10x at the end of any calendar month.  A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters.

Property Management.  The Stor All Group Portfolio Properties are managed by affiliates of the borrowers.

Assumption.  The borrowers have a two-time right to transfer the Stor All Group Portfolio Properties in whole, but not in part, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS2 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Provided no event of default has occurred and is continuing, the borrowers have a one-time the right to incur mezzanine financing subject to the satisfaction of certain conditions, including but not limited to (i) the execution of an intercreditor agreement in form and substance acceptable to lender and each of DBRS, KBRA and Moody’s; (ii) the combined loan-to-value is not greater than 75.0%; (iii) the amortizing debt service coverage ratio is not less than 1.30x (using a 30-year amortization schedule); and (iv) the lender receives rating agency confirmation from DBRS, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS2 Certificates.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Stor All Group Portfolio Properties (with no exclusion or separate coverage for terrorism), as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – 100 West 57th Street

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Other
Original Principal Balance(1):	$45,000,000			Specific Property Type:	Leased Fee
Cut-off Date Principal Balance(1):	$45,000,000			Location:	New York, NY
% of Initial Pool Balance:	4.9%			Size(3):	25,125 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF(1)(3):	$7,164.18
Borrower Name:	57th & 6th Ground LLC			Year Built/Renovated:	NAP/NAP
Sponsors:	David Werner; Eli Schron; Avi Schron; Mark Schron			Title Vesting:	Fee
Mortgage Rate:	2.307%			Property Manager:	Self-managed
Note Date:	November 5, 2014			3rd Most Recent Occupancy:	NAP
Anticipated Repayment Date:	November 5, 2019			2nd Most Recent Occupancy:	NAP
Maturity Date:	April 5, 2035			Most Recent Occupancy:	NAP
IO Period:	60 months			Current Occupancy:	NAP
Loan Term (Original):	60 months
Seasoning:	8 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD			In Place Contractual Ground Rent:	$4,070,655
Interest Accrual Method:	Actual/360			Estimated Ground Rent Reset(4):	$21,233,420
Call Protection:	L(32),D(24),O(4)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues(5):	$4,213,128
				U/W Expenses:	$0
				U/W NOI(5):	$4,213,128
				U/W NCF(5):	$4,213,128
				U/W NOI DSCR(1)(5):	1.00x
				U/W NCF DSCR(1)(5):	1.00x
Escrows and Reserves(2):				U/W NOI Debt Yield(1)(5):	2.3%
				U/W NCF Debt Yield(1)(5):	2.3%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$300,000,000
Taxes	$0	Springing	NAP	“Unencumbered Land” Appraised Value:	$260,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	August 1, 2014
Quarterly Rent	$0	(2)	NAP	Cut-off Date LTV Ratio(1)(6):	60.0%
Future Rent	$605,510	$0	NAP	LTV Ratio at Maturity or ARD(1)(6):	60.0%

(1)
The 100 West 57th Street Loan Combination, totaling $180,000,000, is comprised of four pari passu notes (Notes A-1, A-2, A-3 and A-4). The controlling Note A-1 had an original principal balance of $45,000,000, has an outstanding principal balance of $45,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2015-NXS2 Trust. The non-controlling Notes A-2, A-3 and A-4 had an original principal balance of $60,000,000, $40,000,000 and $35,000,000, respectively, and were contributed to the COMM 2015-CCRE22 Trust, the COMM 2015-DC1 Trust and the WFCM 2015-NXS1 Trust, respectively. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yield are based on the 100 West 57th Street Loan Combination.

(2)	See “Escrows” section.
(3)
Size represents the land area. The 100 West 57th Street Property is improved by 418,114 square feet of mixed use residential cooperative and retail space, which are not part of the collateral. Cut-off Date Principal Balance Per SF based on the fee (collateral) and leasehold (non-collateral) is $430.50.

(4)
The ground rent will reset on March 15, 2025 and, per the ground lease, the annual ground rent will be calculated as 8.1667% of the then fair market value of the land as unimproved and unencumbered. The number shown was calculated based on the “Unencumbered Land” appraised value of $260.0 million.

(5)	See “Cash Flow Analysis” section.
(6)
Based on the “fee and leasehold” Appraised Value of $450,000,000, which reflects the value of the improvements (418,114 square feet of mixed use residential cooperative and retail space), which are not part of the collateral, plus the value of the land (collateral), the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are 40.0%.

The Mortgage Loan.  The mortgage loan is part of a loan combination (the “100 West 57th Street Loan Combination”) that is evidenced by four pari passu promissory notes (Notes A-1, A-2, A-3 and A-4), secured by a first mortgage encumbering the fee simple interest in a land parcel totaling 25,125 square feet located at 100 West 57th Street (also known as 1381-1399 Avenue of the Americas), in Midtown Manhattan, New York (the “100 West 57th Street Property”). The 100 West 57th Street Loan Combination was originated on November 5, 2014 by Natixis Real Estate Capital LLC. The 100 West 57th Street Loan Combination had an original principal balance of $180,000,000, has an outstanding principal balance as of the Cut-off Date of $180,000,000 and accrues interest at an interest rate of 2.307% per annum. The 100 West 57th Street Loan Combination had an initial term of 60 months, has a remaining term of 52 months as of the Cut-off Date and requires interest-only payments through the Anticipated Repayment Date (“ARD”). The ARD is November 5, 2019 and the final maturity date is April 5, 2035. In the event the 100 West 57th Street Loan Combination is not paid in full on or before the ARD, the interest rate will increase to 5.617% per annum until, but excluding, March 5, 2025. On the March 5, 2025 payment date, the interest rate will increase to the greater of (i) 6.367% and (ii) the then five-year swap spread on March 5, 2025 plus 4.060%. The difference between the adjusted interest rate and the initial

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 WEST 57TH STREEET

interest rate is referred to herein as the additional ARD interest. From and after the ARD, all excess cash flow from the 100 West 57th Street Property, after payment of reserves, interest calculated at the initial interest rate and 100 West 57th Street Property operating expenses, will be applied to the outstanding principal balance of the 100 West 57th Street Loan Combination until repaid in full. The additional ARD interest will accrue from and after the ARD and, subject to applicable law, will be added to the then outstanding principal balance of the 100 West 57th Street Loan Combination, but payments will be deferred until the 100 West 57th Street Loan Combination has been paid in full, at which time the additional ARD interest (plus any accrued and unpaid interest at the adjusted interest rate) will be due and payable.

Note A-1, which will be contributed to the WFCM 2015-NXS2 Trust, had an original principal balance of $45,000,000, has an outstanding principal balance as of the Cut-off Date of $45,000,000 and represents the controlling interest in the 100 West 57th Street Loan Combination. The non-controlling Note A-2, which had an original principal balance of $60,000,000, was contributed to the COMM 2015-CCRE22 Trust. The non-controlling Note A-3, which had an original principal balance of $40,000,000, was contributed to the COMM 2015-DC1 Trust. The non-controlling Note A-4 (together with Note A-2 and Note A-3, the “100 West 57th Street Companion Loans”), which had an original principal balance of $35,000,000, was contributed to the WFCM 2015-NXS1 Trust.

Following the lockout period, the borrower has the right to defease the 100 West 57th Street Loan Combination, in whole or in part, on any date before August 5, 2019. In addition, the 100 West 57th Street Loan Combination is prepayable without penalty on or after August 5, 2019.

Sources and Uses

Sources			Uses
Original loan amount	$180,000,000	59.2%	Purchase price	$286,000,000	94.0%
Sponsor new cash contribution	124,138,000	40.8	Closing costs	17,532,490	5.8
			Reserves	605,510	0.2
Total Sources	$304,138,000	100.0%	Total Uses	$304,138,000	100.0%

The Property.  The 100 West 57th Street Loan Combination is collateralized by the borrower’s fee interest in a 25,125 square foot parcel of land located at 100 West 57th Street (also known as 1381-1399 Avenue of the Americas) in Midtown Manhattan that is improved by a 21-story, class A, mixed-use residential cooperative and retail building (collectively, the “Improvements” or “Leasehold Improvements”), known as the Carnegie House (Improvements not part of the collateral for the 100 West 57th Street Loan Combination). The land is a through-block parcel located on the westerly block-front of Avenue of the Americas between West 56th and West 57th Street in the Plaza District of Midtown Manhattan. The borrower’s fee simple interest is subject to a ground lease (the “Ground Lease”) pursuant to which the ground lessee constructed, developed and owns the Improvements that sit on top of the 100 West 57th Street Property (see “Ground Lease” section).  The Improvements comprise 323 cooperative apartment units on floors 2 through 21, a 225-space parking garage on two sub-cellar levels with an entrance on West 56th Street and 28,337 square feet of retail space on the ground and basement levels. The Carnegie House was constructed in 1962 on the 100 West 57th Street Property shortly after the original developer ground-leased it in 1959. All Leasehold Improvements were converted to cooperative ownership in 1978. The ground lessee’s interest in the Improvements is not collateral for the 100 West 57th Street Loan Combination.

The residential entrance to the Carnegie House mixed-use building is located on Avenue of the Americas with a main lobby with an attended front desk. The apartment floors are serviced by three passenger elevators and two freight elevators. The building amenities include a full-time doorman, live-in superintendent, valet service, private storage, bike room, central laundry and an on-site garage (which is leased to a third-party operator). The apartment unit mix includes studio, one-bedroom, two-bedroom, three-bedroom and four-bedroom units based on the original co-op offering plan reviewed; however, the exact current unit mix is not available.  Some apartment units have outdoor terraces or balconies.

The retail space contains approximately 28,337 square feet on the ground and basement floors with an occupancy rate of 92.0% as of November 2014. Duane Reade, the retail anchor tenant, occupies approximately 7,316 square feet of grade-level corner space at Avenue of the Americas and West 57th Street with an additional 12,350 square feet on the basement level.  There are seven grade level in-line retail suites, of which six suites totaling 6,402 square feet are currently occupied and one (2,269 square feet) is vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 WEST 57TH STREEET

The following table presents certain information relating to the retail tenancy at the non-collateral Improvements at the 100 West 57th Street Property:

Retail Tenant Summary(1)

Tenant	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	In Place Rent PSF	% of Total In Place Base Rent	Market Rent PSF(3)	Lease Expiration Date
Major Tenants
Duane Reade(4)	NR/Baa2/BBB	7,316	25.8%	$140.11	30.9%	$350.00	2/28/2025
Duane Reade (Basement)(4) (5)	NR/Baa2/BBB	5,150	18.2%	$140.11	21.7%	$100.00	2/28/2025
Duane Reade (Cellar)(4)	NR/Baa2/BBB	7,200	25.4%	$25.00	5.4%	$25.00	2/28/2025
Total Major Tenants		19,666	69.4%	$97.96	58.1%	$165.54

In-Line Tenants
Jamba Juice(4)	NR/NR/NR	1,702	6.0%	$224.74	11.5%	$275.00	8/31/2015
Coterie (1387 Sixth Avenue Inc)	NR/NR/NR	1,364	4.8%	$178.13	7.3%	$250.00	10/31/2023
City Souvenirs on 6th	NR/NR/NR	1,083	3.8%	$221.97	7.2%	$250.00	10/31/2021
NY Diva Nails & Spa	NR/NR/NR	1,017	3.6%	$224.21	6.9%	$250.00	12/31/2015
Tucci Italia (Yaron H)	NR/NR/NR	784	2.8%	$223.95	5.3%	$250.00	9/30/2021
Zibetto Espresso Bar	NR/NR/NR	452	1.6%	$269.05	3.7%	$250.00	1/31/2016
Total In-Line Tenants		6,402	22.6%	$217.29	41.9%	$256.65

Total Occupied Improvements		26,068	92.0%	$127.27	100.0%	$187.92

Vacant Space		2,269	8.0%

Total		28,337	100.0%

(1)	Information obtained from the retail rent roll as of November 2014.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Information obtained from the appraisal.
(4)	Duane Reade has one five-year lease renewal option and Jamba Juice has two five-year lease renewal options.
(5)	The Duane Reade (Basement) space is a retail space and is fully operational.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 100 West 57th Street Property:

Cash Flow Analysis

	In Place Contractual Ground Rent(1)	U/W(1)	Estimated Ground Rent Reset(2)	Mark-to-Market Look-Through of Leasehold Interest (Non- collateral)(3)
Base Rent	$4,070,655	$4,213,128	$21,233,420	$29,257,185
Less Vacancy & Credit Loss	0	0	0	(932,188)(4)
Effective Gross Income	$4,070,655	$4,213,128	$21,233,420	$28,324,997

Total Operating Expenses	0	0	0	8,835,882

Net Operating Income	$4,070,655	$4,213,128	$21,233,420	$19,489,115
TI/LC	0	0	0	226,900
Capital Expenditures	0	0	0	166,249
Net Cash Flow	$4,070,655	$4,213,128	$21,233,420	$19,095,966

NOI DSCR(5)	0.96x	1.00x	5.03x	4.63x
NCF DSCR(5)	0.96x	1.00x	5.03x	4.54x
NOI DY(5)	2.3%	2.3%	11.8%	10.8%
NCF DY(5)	2.3%	2.3%	11.8%	10.6%

(1)	Ground rent steps up from $4,070,655 to $4,213,128 beginning on March 15, 2019, then to $4,360,587 on March 15, 2024.
(2)
Calculated based on the unencumbered land appraised value of $260.0 million. The ground rent will reset on March 15, 2025 and per the ground lease is calculated as 8.1667% of the then fair market value of the land as unimproved and unencumbered.

(3)	Information derived from the market rents and discounted cash flow expenses in the appraisal. See “Mark-to-Market Look-Through Analysis” section.
(4)	Estimated Mark-to-Market Look-Through of Leasehold Interest (non-collateral) Vacancy represents 3.2% of gross income.
(5)	DSCRs and debt yields are based on the 100 West 57th Street Loan Combination.

Appraisal.  As of the appraisal valuation date of August 1, 2014, the 100 West 57th Street Property had an “as-is” appraised value of $300,000,000, an “unencumbered land” appraised value of $260,000,000 and a “fee and leasehold” appraised value of $450,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 WEST 57TH STREEET

Environmental Matters.  According to a Phase I environmental site assessment dated September 23, 2014, there was no evidence of any recognized environmental conditions at the 100 West 57th Street Property.

Market Overview and Competition.  The 100 West 57th Street Property is located on the westerly block-front of Avenue of the Americas between West 56th and West 57th Street in Midtown Manhattan. The 100 West 57th Street Property is surrounded by many of New York’s landmarks, restaurants, hotels, theatres, retail shops and tourist attractions, made accessible by the presence of several major transportation hubs. The F line stop located at 6th Avenue and West 57th Street and stops for the A, B, C, D, E, N, Q, R, 1, 2 and 3 lines are within walking distance of the 100 West 57th Street Property. The 100 West 57th Street Property is located within the Plaza District, which is bounded by 47th Street to the south and 65th Street to the north, and from Avenue of the Americas to the west and Park Avenue to the east.

The following table presents certain information relating to land sale comparables for the 100 West 57th Street Property:

Competitive Set(1)

	100 West 57th Street (Subject)	985-989 Third Avenue	118-122 East 59th Street	950 Second Avenue	101 Murray Street	616 First Avenue	961 First Avenue
Distance from Subject	-	<1mile	<1mile	1.2 miles	4.2 miles	2.0 miles	1.1 miles
Sales Price	$286,000,000	$102,500,000	$49,000,000	$61,000,000	$223,000,000	$172,125,000	$64,000,000
Transaction Date	11 / 2014	In Contract	11 / 2013	8 / 2013	5 / 2013	2 / 2013	12 / 2012
Size (Acres / Square feet)	0.58 / 25,125	0.16 / 6,843	0.17 / 7,532	0.20 / 8,837	0.71 / 31,028	1.04 / 45,190	0.20 / 8,814
Max. Buildable FAR (Square feet)	376,875	89,480	76,693	118,726	310,280	523,930	159,153

(1)	Information obtained from the appraisal.

Mark-to-Market Look-Through Analysis.  The appraisal concluded retail market rents of $350.00 per square foot for the ground retail space on the corner of West 57th Street and Avenue of the Americas, $275.00 per square foot for the ground retail space on the corner of West 56th Street and Avenue of the Americas and $250.00 per square foot for the in line retail space along Avenue of the Americas. Market rent for the lower level (basement) retail space is estimated to be $100.00 per square foot, while the lower level storage retail space is estimated to be $25.00 per square foot. Based on these market rents, estimated recoveries and a market vacancy factor of 3.0%, the market gross revenue for the retail space is estimated to be approximately $5.3 million. Assuming underwritten expenses of $37.71 per square foot, the retail space leasehold interest’s estimated market net operating income is approximately $4.3 million. The concluded rental market rents were $70 per square foot on average. Based on these market rents, estimated recoveries and a market vacancy factor of 3.0%, the market gross revenue for the residential space is estimated to be approximately $23.0 million, including $2.6 million of parking revenue. Assuming underwritten expenses of $25.85 per square foot, the residential space leasehold interest’s estimated market net operating income is approximately $15.2 million. The combined estimated market net operating income for the Leasehold Improvements interest is approximately $19.5 million resulting in a mark-to-market look-through debt yield and debt service coverage ratio for the 100 West 57th Street Loan Combination of 10.8% and 4.63x, respectively. Replacement reserves were estimated at $0.10 per square foot for the retail space and $150 per unit for the residential space. Leasing commissions were based on 40.0% of first year’s base rent including a 125% override (paid in year one) with a 65.0% renewal probability, assuming equal tenant rollover throughout the 100 West 57th Street Loan Combination term. The combined estimated market net cash flow for the Leasehold Improvements interests is approximately $19.1 million, resulting in a mark-to-market look-through underwritten debt yield and debt service coverage ratio for the 100 West 57th Street Loan Combination of 10.6% and 4.54x, respectively.

The Borrower.  The borrower is 57th & 6th Ground LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 100 West 57th Street Loan Combination. Eli Schron, Avi Schron and Mark Schron are the guarantors on certain nonrecourse carveouts under the 100 West 57th Street Loan Combination. The guarantors reported their combined net worth and liquidity of $706.6 million and $17.5 million, respectively, in their financial statements as of March 31, 2014.

The Sponsor.  The sponsors of the borrower are David Werner of David Werner Real Estate Investments and Avi Schron, Eli Schron and Mark Schron of Cammeby’s International, Ltd. David Werner is a real estate investor with over 30 years of experience in investment and development. According to the sponsors, selected projects include approximately 13.4 million square feet of office space in New York, Boston, Chicago, and San Francisco. Cammeby’s International Ltd. (“Cammeby’s”), founded by Rubin Schron, owns, develops, operates and manages real estate throughout the United States and has been active in the industry for nearly 40 years.  Avi Schron, Eli Schron and Mark Schron, three sons of Rubin Schron, support the company’s operations. Cammeby’s owns and manages over 28,000 residential units, and over 20.0 million square feet of commercial and industrial space.  The majority of their holdings are located in the New York metropolitan area. Avi Schron, Eli Schron and Mark Schron of Cammeby’s International, Ltd. are the children of Rubin Schron, the founder of Cammeby’s International Ltd. Certain loans obtained by Rubin Schron have defaulted and/or been restructured, including a loan that secured a portfolio of properties that was securitized in 2005.

Escrows.  At closing, the borrower deposited $605,510 into the future rent reserve subaccount. Ongoing tax and insurance reserves are not required as long as the Ground Lease remains in full force and effect and the borrower provides evidence as required by the lender that the ground lessee has provided timely payment of all property taxes and insurance premiums. On a quarterly basis, the borrower will cause the ground lessee to deposit with the deposit bank the quarterly rent payment due under the Ground Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 WEST 57TH STREEET

Lockbox and Cash Management.  The 100 West 57th Street Loan Combination is structured with a lender-controlled hard lockbox and upfront cash management. All rents, revenues and receipts from the 100 West 57th Street Property (which, for so long as the Ground Lease remains in effect, will primarily consist of the ground rent) will be deposited directly by the ground lessee into a lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed in accordance with the 100 West 57th Street Loan Combination documents. Upon the commencement of a Cash Trap Period (as defined below), excess cash flow will be controlled by the lender. Additionally, from and after the ARD, all excess cash flow will be applied first to repay the outstanding principal of the 100 West 57th Street Loan Combination and then to repay all accrued additional ARD interest.

A “Cash Trap Period” will commence upon the occurrence of: (i) an event of default under the 100 West 57th Street Loan Combination, (ii) an event of default as defined in the Ground Lease by the ground tenant under the Ground Lease beyond applicable notice, grace and cure periods, or (iii) the failure by the ground tenant, after the end of a calendar quarter, to maintain a ground rent coverage ratio of at least 1.10x. A Cash Trap Period will end, with respect to clause (i) upon the cure of such event of default; with respect to clause (ii) upon the cure of such ground tenant “event of default”; and with respect to clause (iii) upon the ground rent coverage ratio being at least 1.15x for six consecutive months.

Property Management.  The 100 West 57th Street Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to sell the 100 West 57th Street Property, provided certain conditions are satisfied, including but not limited to (i) no event of default has occurred and is continuing; (ii) obtaining the lender’s reasonable determination that the proposed transferee satisfies the lender’s then–current requirements of a “Special Purpose Entity” and is otherwise acceptable to and approved by the lender; (iii) a replacement guarantor approved by the lender in its sole discretion assumes the obligations of the existing guarantors; and (iv) payment of a fee equal to one-half of one percent of the then outstanding principal of the 100 West 57th Street Loan Combination. The lender will have the right to approve or disapprove the proposed transferee in its reasonable discretion, including requiring a rating comfort letter from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS2 Certificates and similar confirmations from each rating agency rating any securities backed by any 100 West 57th Street Companion Loans.

Real Estate Substitution.  Not Permitted.

Subordinate and Mezzanine Indebtedness.  Not Permitted.

Ground Lease.  The 100 West 57th Street Property is currently subject to the long-term Ground Lease which has an initial rent reset date of March 15, 2025. The Ground Lease has fixed annual payments of $4,070,655 payable quarterly through March 14, 2019, then $4,213,128 payable quarterly through March 14, 2024 and then $4,360,587 payable quarterly through March 14, 2025. The ground lessee has the right to renew the Ground Lease for two renewal terms of 21 years each by giving written notice no later than 12 months and no more than 48 months prior to the commencement date of the particular renewal term, subject to a ground rent reset. Pursuant to the terms of the Ground Lease, the annual ground rent resets to 8.1667% of the fair market value of the land as unimproved and unencumbered as of a date six months prior to the commencement date of each renewal term but in no event will the renewal rent be less than that in effect for the immediately preceding term. According to the appraisal, the unencumbered value of the land without any improvements is $260.0 million and the rent is projected to increase to $21.2 million per annum by 2025 based on this unencumbered value. Pursuant to the terms of the Ground Lease, if the parties cannot agree on the fair market value, they are required to resolve the dispute by arbitration.

The ground lessee’s leasehold interest is held by (i) Carnegie House Tenants Corporation (“CHTC”), owner of a 75% tenant in common (“TIC”) interest in the tenancy and the exclusive use of the residential and garage space (“Apartment/Garage Premises”) and (ii) Georgetown 57, LLC, owner of a 25% TIC interest and the exclusive use and control of the retail space (“Retail Premises”). CHTC must (i) pay its fixed rent; (ii) pay its allocable share of any real estate taxes provided under the TIC agreement; (iii) maintain and pay for the insurance; and (iv) perform any material repair or maintenance related to the Apartment/Garage Premises. Georgetown 57, LLC is required to (i) pay its fixed rent; (ii) pay its allocable share of any real estate taxes provided under the TIC agreement; (iii) pay its allocable share of insurance premiums for the property under the TIC agreement; and (iv) perform any material repair or maintenance related to the Retail Premises.

Terrorism Insurance.  The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the 100 West 57th Street Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event. The borrower will require the ground tenant to maintain all insurance coverage that ground tenant is required to provide pursuant to the terms of the Ground Lease, or as otherwise acceptable to the lender in its sole discretion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Embassy Suites Nashville

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$43,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$43,000,000			Location:	Nashville, TN
% of Initial Pool Balance:	4.7%			Size:	208 Rooms
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Room:	$206,731
Borrower Name:	Moody National Broadway-Nashville Holding, LLC			Year Built/Renovated:	2001/2013
Sponsor:	Brett C. Moody			Title Vesting:	Fee
Mortgage Rate:	4.212%			Property Manager:	Self-managed
Note Date:	June 16, 2015			3rd Most Recent Occupancy (As of):	79.5% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	79.9% (12/31/2013)
Maturity Date:	July 11, 2025			Most Recent Occupancy (As of):	82.1% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of):	82.6% (4/30/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$5,213,233 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$5,693,855 (12/31/2014)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$5,843,136 (TTM 4/30/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$12,033,033
				U/W Expenses:	$7,056,664
				U/W NOI:	$4,976,369
				U/W NCF:	$4,495,048
				U/W NOI DSCR:	1.97x
Escrows and Reserves(1):				U/W NCF DSCR:	1.78x
				U/W NOI Debt Yield:	11.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.5%
Taxes	$177,276	$44,319	NAP	As-Is Appraised Value(2):	$66,400,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(2):	May 8, 2015
FF&E Reserve	$40,110	$40,110	NAP	Cut-off Date LTV Ratio(2):	64.8%
PIP Reserve	$2,000,000	$0	NAP	LTV Ratio at Maturity or ARD(2):	54.9%

(1)	See “Escrows” section.
(2)	See “The Appraisal” section.

The Mortgage Loan.  The mortgage loan (the “Embassy Suites Nashville Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a full-service hotel located in Nashville, Tennessee (the “Embassy Suites Nashville Property”). The Embassy Suites Nashville Mortgage Loan was originated on June 16, 2015 by Wells Fargo Bank, National Association. The Embassy Suites Nashville Mortgage Loan had an original principal balance of $43,000,000, has an outstanding principal balance as of the Cut-off Date of $43,000,000 and accrues interest at an interest rate of 4.212% per annum. The Embassy Suites Nashville Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Embassy Suites Nashville Mortgage Loan matures on July 11, 2025.

Following the lockout period, the borrower has the right to defease the Embassy Suites Nashville Mortgage Loan in whole, but not in part, on any date before April 11, 2025.  In addition, the Embassy Suites Nashville Mortgage Loan is prepayable without penalty on or after April 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EMBASSY SUITES NASHVILLE

Sources and Uses

Sources			Uses
Original loan amount	$43,000,000	62.2%	Purchase price	$66,300,000	95.9%
Sponsor’s new cash contribution	26,110,437	37.8	Reserves	2,217,386	3.2
			Closing costs	593,051	0.9
Total Sources	$69,110,437	100.0%	Total Uses	$69,110,437	100.0%

The Property. The Embassy Suites Nashville Property is comprised of the fee interest in a 208-room, eleven-story, full-service hotel located in Nashville, Tennessee, approximately three blocks east of Vanderbilt University (“Vanderbilt”). Built in 2001 and situated on a 1.2-acre site, the Embassy Suites Nashville Property’s guestroom configuration includes 122 king suites, 74 double/double suites, 11 handicap-accessible king suites and one two-bedroom king suite. Each guestroom features a separate living room and bedroom with a king or two double beds, dresser, two flat screen televisions, work desk and chair, wet bar, small refrigerator and  microwave oven. Amenities at the Embassy Suites Nashville Property include 2,679 square feet of meeting space, an indoor whirlpool, a fitness center, a business center, guest laundry, a sundry shop and the Five Odd Fellows restaurant, which offers a full lunch, dinner and cocktail menu. The Embassy Suites Nashville Property also offers free local area transportation, a made-to-order breakfast and an evening manager’s reception. The Embassy Suites Nashville Property also features 215 surface parking spaces, equating to a parking ratio of 1.0 space per room.

The Embassy Suites Nashville Property has been continually updated, with approximately $3.0 million invested since 2011, which included lobby, guestroom and common area upgrades. The current $2.0 million Property Improvement Plan (“PIP”) ($9,615 per room) primarily consists of guestroom upgrades and is required to be completed by December 2016. The new 20-year franchise agreement with Hilton Worldwide expires in June 2035.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Embassy Suites Nashville Property:

Cash Flow Analysis

	2013	2014	TTM 4/30/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	79.9%	82.1%	82.6%	80.0%
ADR	$171.29	$180.74	$184.35	$184.35
RevPAR	$136.90	$148.34	$152.23	$147.48

Total Revenue	$11,230,048	$12,123,388	$12,393,960	$12,033,033	100.0%	$57,851
Total Department Expenses	2,337,502	2,486,860	2,520,753	2,951,990	24.5	14,192
Gross Operating Profit	$8,892,546	$9,636,528	$9,873,207	$9,081,042	75.5%	$43,659

Total Undistributed Expenses	3,080,714	3,346,770	3,431,368	3,498,085	29.1	16,818
Profit Before Fixed Charges	$5,811,832	$6,289,758	$6,441,839	$5,582,957	46.4%	$26,841

Total Fixed Charges	598,599	595,903	598,703	606,588(2)	5.0	2,916

Net Operating Income	$5,213,233	$5,693,855	$5,843,136	$4,976,369	41.4%	$23,925
FF&E	0	0	0	481,321	4.0	2,314
Net Cash Flow	$5,213,233	$5,693,855	$5,843,136	$4,495,048	37.4%	$21,611

NOI DSCR	2.06x	2.25x	2.31x	1.97x
NCF DSCR	2.06x	2.25x	2.31x	1.78x
NOI DY	12.1%	13.2%	13.6%	11.6%
NCF DY	12.1%	13.2%	13.6%	10.5%

The Appraisal. As of the appraisal valuation date of May 8, 2015, the Embassy Suites Nashville Property had an “as-is” appraised value of $66,400,000.  The appraiser also concluded to an “as-complete & stabilized” value of $70,000,000 with an “as-complete & stabilized” valuation date of May 8, 2016. The “as-complete & stabilized” valuation assumes that the PIP has been completed (the $2.0 million PIP cost was reserved upfront) and the Embassy Suites Nashville Property is operating at a stabilized RevPAR of $159.87. The “as-complete & stabilized” value equates to a Cut-off Date LTV Ratio of 61.4% and an LTV Ratio at Maturity or ARD of 52.1%.

Environmental Matters. According to the Phase I environmental site assessment dated May 12, 2015, there was no evidence of any recognized environmental conditions at the Embassy Suites Nashville Property.

Market Overview and Competition. The Embassy Suites Nashville Property is located in Nashville, Tennessee, approximately three blocks east of Vanderbilt in the West End neighborhood, approximately two miles southwest of downtown Nashville and six miles west of the Nashville International Airport. The West End is the center of Nashville’s medical complex, anchored by Baptist Memorial Hospital, Centennial Medical Center and Vanderbilt University Medical Center, which generated $2.8 billion in revenue in 2013 and is the only Level I trauma center in middle Tennessee. Some of the top accounts at the Embassy Suites Nashville Property include Cigna, HCA Healthcare, Vanderbilt, local hospital patients and Vanderbilt Nursing. Further, Vanderbilt has a total enrollment of 11,871 full-time students (undergraduate and graduate) and was ranked in the top 20 of undergraduate universities (as of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EMBASSY SUITES NASHVILLE

2015), according to a major news publication. Vanderbilt is one of the largest private employers in Tennessee, employing 19,862 individuals.

The Embassy Suites Nashville Property is also proximate to numerous other demand drivers. Music Row, which encompasses offices, recording studios and publishing operations oriented around the music business, is approximately one mile south of the Embassy Suites Nashville Property. The newly constructed Music City Center convention center is located 1.5 miles east of the Embassy Suites Property. The 1.2 million square foot convention center opened in May 2013, comprises six city blocks and features a 353,143-square foot exhibit hall, 90,000 square feet of meeting and break-out rooms, and a 57,000 square foot ballroom with a built-in stage. According to media reports, Nashville has seen its convention capacity quadruple from an average of 1,500 attendees for national trade shows to 6,500 participants in 2014. Additional demand drivers include the Country Music Hall of Fame and Museum located 1.2 miles east, which recently completed a $100.0 million expansion that doubled its size to 350,000 square feet, state, federal and local governments located two miles east in the Nashville central business district and the nearby LP Field and Bridgestone Arena, home to the Tennessee Titans and Nashville Predators, respectively. The demand segmentation at the Embassy Suites Nashville Property is 35.0% commercial, 25.0% meeting and group and 40.0% leisure. According to the appraisal, as of year-end 2014, the Embassy Suites Nashville Property exhibited a leisure penetration rate of 163.2% as compared to the competitive set. A third party hospitality report identified a competitive set of seven hospitality properties, which contain 1,657 rooms and exhibited an average occupancy, ADR and RevPAR of 80.3%, $177.66 and $142.63, respectively, for the trailing 12-month period ending March 31, 2015.

The following table presents certain information relating to the Embassy Suites Nashville Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Embassy Suites Nashville			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
3/31/2015 TTM	80.3%	$177.66	$142.63	83.0%	$182.78	$151.63	103.3%	102.9%	106.3%
3/31/2014 TTM	83.7%	$158.57	$132.72	79.9%	$174.36	$139.37	95.5%	110.0%	105.0%
3/31/2013 TTM	78.9%	$140.53	$110.83	79.5%	$155.25	$123.41	100.8%	110.5%	111.3%

(1)
Information obtained from a third party hospitality report dated April 17, 2015.  The competitive set includes: Holiday Inn Nashville Vanderbilt Downtown, Doubletree Nashville, Courtyard Nashville Vanderbilt West End, Hampton Inn Suites Nashville Vanderbilt Elliston Place, Marriott Nashville @ Vanderbilt University, aloft Hotel Nashville West End and Hilton Garden Inn Nashville Vanderbilt.

The Borrower.  The borrower is Moody National Broadway-Nashville Holding, LLC, a Delaware limited liability company and a single purpose entity with one independent director. Moody National REIT I, Inc. is the guarantor of certain nonrecourse carveouts under the Embassy Suites Nashville Mortgage Loan.

The Sponsor.  The sponsor is Brett C. Moody, the founder of Moody National REIT I, Inc., a real estate investment trust that owns nine select-service hotels totaling 1,329 rooms in major markets across the United States. Moody National REIT I, Inc. is an affiliate of Moody National Companies, a full-service commercial real estate company founded in 1996 (by Brett C. Moody) that has managed over $2.0 billion in commercial real estate, and Moody National Management, which owns and manages 28 hotels and 3,556 guestrooms throughout the United States, in addition to 1,352 apartment units and 350,000 square feet of office properties. Affiliates of Moody National Companies and Brett Moody disclosed one prior bankruptcy and loan defaults with prior lenders.

Operating Lessee. An affiliate of the borrower leases and operates the Embassy Suites Nashville Property pursuant to an operating lease.  The operating lessee is a special purpose entity and subordinated the lease to the loan documents.  The operating lessee assigned the operating lease to the borrower and the borrower assigned the lease to the lender as security for its obligations.

Escrows.  The loan documents provide for upfront escrows in the amount of $177,276 for real estate taxes, $40,110 for FF&E reserves and $2.0 million for the PIP. The PIP is required to be completed by December 2016. The loan documents provide for monthly escrows in an amount equal to $44,319 for real estate taxes and FF&E reserves in an amount equal to 4.0% of total revenue for the prior month (initially estimated to be $40,110). Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Embassy Suites Nashville Property is covered by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management.  Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and the borrower and property manager will be required to deposit, and direct all credit card providers to deposit all revenues received into the lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow sub-account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; and (ii) the amortizing debt service coverage ratio falling below 1.50x. A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.55x for one calendar quarter.

Property Management.  The Embassy Suites Nashville Property is managed by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EMBASSY SUITES NASHVILLE

Assumption.  The borrower has a two-time right to transfer the Embassy Suites Nashville Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS2 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Embassy Suites Nashville Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if Terrorism Risk Insurance Program Reauthorization is no longer in effect), as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Sea Harbor Office Center

Loan Information				Property Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$40,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$40,000,000			Location:	Orlando, FL
% of Initial Pool Balance:	4.4%			Size:	359,514 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$111.26
Borrower Name:	Sea Harbor Property SPV, LLC			Year Built/Renovated:	1984/2012
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	4.290%			Property Manager:	Self-managed
Note Date:	June 5, 2015			3rd Most Recent Occupancy (As of):	74.8% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	87.2% (12/31/2013)
Maturity Date:	June 11, 2025			Most Recent Occupancy (As of):	99.7% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of):	99.7% (4/11/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI(3):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	($1,026,216) (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of)(3):	$3,072,110 (12/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$7,813,025
				U/W Expenses:	$3,668,538
				U/W NOI(3):	$4,144,487
				U/W NCF:	$3,742,088
				U/W NOI DSCR:	2.38x
Escrows and Reserves(2):				U/W NCF DSCR:	2.14x
				U/W NOI Debt Yield:	10.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.4%
Taxes	$388,186	$48,524	NAP	As-Is Appraised Value:	$66,000,000
Insurance	$164,580	$20,572	NAP	As-Is Appraisal Valuation Date:	April 9, 2015
Replacement Reserves	$0	$4,494	NAP	Cut-off Date LTV Ratio:	60.6%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	60.6%

(1)	See “The Sponsors” section.
(2)	See “Escrows” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Sea Harbor Office Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an office building and an adjacent parking garage located in Orlando, Florida (the “Sea Harbor Office Center Property”). The Sea Harbor Office Center Mortgage Loan was originated on June 5, 2015 by Wells Fargo Bank, National Association. The Sea Harbor Office Center Mortgage Loan had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and accrues interest at an interest rate of 4.290% per annum.  The Sea Harbor Office Center Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Sea Harbor Office Center Mortgage Loan. The Sea Harbor Mortgage Loan matures on June 11, 2025.

Following the lockout period, the borrower has the right to defease the Sea Harbor Office Center Mortgage Loan in whole, but not in part, on any date before March 11, 2025.  In addition, the Sea Harbor Office Center Mortgage Loan is prepayable without penalty on or after March 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SEA HARBOR OFFICE CENTER

Sources and Uses

Sources			Uses
Original loan amount	$40,000,000	60.4%	Purchase price	$64,675,000	97.7%
Sponsor’s new cash contribution	26,209,975	39.6	Reserves	552,766	0.8
			Closing costs	982,209	1.5
Total Sources	$66,209,975	100.0%	Total Uses	$66,209,975	100.0%

The Property.  The Sea Harbor Office Center Property is comprised of an eight-story, class A, LEED gold certified office building totaling 359,514 square feet and an adjacent five-story parking garage located in Orlando, Florida, approximately 10.0 miles southwest of the Orlando central business district.  Built in 1984, the Sea Harbor Office Center Property was significantly renovated in 2012 at an estimated cost of approximately $18.0 million ($50 per square foot) and included an upgrade to common areas; and new roof, cooling towers, parking surfaces, electrical service, plumbing, café and fitness center.  The Sea Harbor Office Center Property is primarily occupied by Wyndham Vacation Ownership, Inc. (“Wyndham Vacation”) (84.6% of net rentable area) which consolidated operations from four separate locations into the Sea Harbor Office Center Property.  Wyndham Vacation is a division of Wyndham Worldwide Corporation, which guarantees the lease, and represented approximately 46.9% of Wyndham Worldwide Corporation’s EBITDA as of the first quarter of 2015.  Wyndham Vacation is the largest developer and marketer of flexible, points-based vacation ownership products and has developed or acquired more than 200 vacation ownership resorts throughout the United States, Canada, Mexico, the Caribbean and the South Pacific that represent approximately 24,000 individual vacation ownership units.  The Sea Harbor Office Center Property serves as the world headquarters for the Wyndham Vacation division.  The five-story parking garage includes 1,250 parking spaces and another 380 parking spaces in three surface lots for a total of 1,630 parking spaces reflecting a parking ratio of 4.5 spaces per 1,000 square feet of rentable area.  As of April 11, 2015, the Sea Harbor Office Center Property was 99.7% leased (and 87.2% occupied) by three tenants.

The following table presents certain information relating to the tenancy at the Sea Harbor Office Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Wyndham Vacation(2)	BBB-/Baa3/BBB-(3)	304,153(4)	84.6%	$22.24(4)	$6,764,792	86.3%	10/31/2025(5)
Visit Orlando	NR/NR/NR	44,752	12.4%	$22.22	$994,389	12.7%	10/12/2024
Aramark Corporation	NR/NR/NR	8,261	2.3%	$10.00	$82,610	1.1%	11/30/2017(6)
Total Major Tenants		357,166	99.3%	$21.96	$7,841,791	100.0%

Non-Major Tenant(7)		1,133(7)	0.3%(7)	$0.00(7)	$0(7)	0.0%(7)

Occupied Collateral Total		358,299	99.7%	$21.89	$7,841,791	100.0%

Vacant Space		1,215	0.3%

Collateral Total		359,514	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 31, 2015 totaling $310,453.
(2)
Wyndham Vacation is in the process of building out 44,752 square feet (12.4% of the net rentable area) of expansion space on the third floor.  Wyndham Vacation has already commenced paying rent on the expansion space and the buildout is expected to be completed within four to six months of the Sea Harbor Office Center Mortgage Loan closing. Tenant improvement funds for the expansion space were released by the seller directly to the tenant at loan closing.

(3)	The Wyndham Vacation lease is guaranteed by Wyndham Worldwide Corporation.
(4)
Wyndham Vacation leases 293,290 square feet of office space that has an Annual U/W Base Rent of $6,651,817 ($22.68 per square foot) and 10,863 of basement storage space that has an Annual U/W Base Rent of $112,975 ($10.40 per square foot).

(5)
Wyndham Vacation has the right to vacate two contiguous floors (up to 89,504 square feet or 24.9% of the net rentable area) on November 31, 2021 with 12 months’ notice and payment of a termination fee of approximately $3.0 million.

(6)	Both the borrower and Aramark Corporation have the right to terminate the lease at any time with 60 days’ notice.
(7)	Non-Major Tenant includes the management office (1,133 square feet or 0.3% of the net rentable area) which does not have an associated lease and pays no rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SEA HARBOR OFFICE CENTER

The following table presents certain information relating to the lease rollover schedule at the Sea Harbor Office Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	0	1,133	0.3%	1,133	0.3%	$0	$0.00
2015	0	0	0.0%	1,133	0.3%	$0	$0.00
2016	0	0	0.0%	1,133	0.3%	$0	$0.00
2017	1	8,261	2.3%	9,394	2.6%	$82,610	$10.00
2018	0	0	0.0%	9,394	2.6%	$0	$0.00
2019	0	0	0.0%	9,394	2.6%	$0	$0.00
2020	0	0	0.0%	9,394	2.6%	$0	$0.00
2021	0	0	0.0%	9,394	2.6%	$0	$0.00
2022	0	0	0.0%	9,394	2.6%	$0	$0.00
2023	0	0	0.0%	9,394	2.6%	$0	$0.00
2024	1	44,752	12.4%	54,146	15.1%	$994,389	$22.22
2025	1	304,153	84.6%	358,299	99.7%	$6,764,792	$22.24
Thereafter	0	0	0.0%	358,299	99.7%	$0	$0.00
Vacant	0	1,215	0.3%	359,514	100.0%	$0	$0.00
Total/Weighted Average	3	359,514	100.0%			$7,841,791	$21.89

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	MTM includes the management office which does not have an associated lease and pays no rent.

The following table presents historical occupancy percentages at the Sea Harbor Office Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/11/2015(2)(3)

74.8%	87.2%	99.7%	99.7%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.
(3)
Wyndham Vacation is in the process of building out 44,752 square feet (12.4% of the net rentable area) of expansion space on the third floor.  Wyndham Vacation has already commenced paying rent on the expansion space and the buildout is expected to be completed within four to six months of loan closing.  Wyndham Vacation is responsible for the cost of the buildout of the expansion space.  The Sea Harbor Office Center Property was 99.7% leased (and 87.2% physically occupied) as of April 11, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SEA HARBOR OFFICE CENTER

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Sea Harbor Office Center Property:

Cash Flow Analysis(1)

	2013(2)		2014(2)	U/W(3)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,655,908		$6,993,113	$7,841,791	100.4%	$21.81
Grossed Up Vacant Space	0		0	28,553	0.4	0.08
Total Reimbursables	343,185		308,960	505,652	6.5	1.41
Other Income	40,640		31,660	27,305	0.3	0.08
Less Vacancy & Free Rent	0		(971,229)	(590,276)(4)	(7.6)	(1.64)
Effective Gross Income	$2,039,733		$6,362,504	$7,813,025	100.0%	$21.73

Total Operating Expenses	$3,065,949		$3,290,394	$3,668,538	47.0%	$10.20

Net Operating Income	($1,026,216)		$3,072,110	$4,144,487	53.0%	$11.53
TI/LC	0		0	312,521	4.0	0.87
Capital Expenditures	0		0	89,879	1.2	0.25
Net Cash Flow	($1,026,216)		$3,072,110	$3,742,088	47.9%	$10.41

NOI DSCR	(0.59x	)	1.76x	2.38x
NCF DSCR	(0.59x	)	1.76x	2.14x
NOI DY	(2.6%	)	7.7%	10.4%
NCF DY	(2.6%	)	7.7%	9.4%

(1)	Historical cash flows prior to 2013 were not provided by the seller.
(2)
Wyndham Vacation took occupancy at the Sea Harbor Office Center Property in the fourth quarter of 2012 and paid abated rent for the first year of its lease.  Unabated annual rental payments of $5,433,041 commenced on October 18, 2013.

(3)
The increase in Base Rent and Net Operating Income from 2014 to Underwritten is primarily due to the Wyndham Vacation expansion commencing rent on January 1, 2015 totaling $830,523 and contractual rent steps through December 31, 2015 totaling $310,453 being underwritten.

(4)	The underwritten economic vacancy is 7.5%. The Sea Harbor Office Center Property was 99.7% leased (and 87.2% physically occupied) as of April 11, 2015.

Appraisal.  As of the appraisal valuation date of April 9, 2015, the Sea Harbor Office Center Property had an “as-is” appraised value of $66,000,000. The appraiser also concluded to a “go dark” value of $41,900,000.

Environmental Matters.  According to the Phase I environmental report dated April 24, 2015, there was no evidence of any recognized environmental conditions at the Sea Harbor Office Center Property.

Market Overview and Competition.  The Sea Harbor Office Center Property is located in Orlando, Florida, approximately 10.0 miles southwest of the Orlando central business district.  The immediate area has benefited from its proximity to Walt Disney World, Universal Studios, Sea World, the Orange County Convention Center and the Orlando International Airport.  According to the appraisal, more than 62.0 million people visited Orlando in 2014.  The Orlando Convention Center, which is located approximately 3.5 miles north of the Sea Harbor Office Center Property, is the second largest convention center in the United States with 2.1 million square feet of exhibition space and provides an economic impact of approximately $1.9 billion annually.  International Drive, located 0.2 miles east of the Sea Harbor Office Center Property, is home to numerous tourist commercial uses with some notable projects currently planned or under construction, including the I-Drive 360, a $200.0 million retail, entertainment and tourist oriented development, currently under construction that is scheduled to open in Spring 2015, Sea Life Aquarium and a 450 foot tall Orlando Eye Ferris wheel.  The 2015 estimated population within a one-, three- and five-mile radii of the Sea Harbor Office Center Property was 2,850, 32,086 and 135,037, respectively, and the estimated average household income within the same radii was $50,797, $75,020 and $70,020, respectively.

Orlando is home to many timeshare company headquarter locations as demonstrated by both Marriott International, Inc.’s and Hilton Worldwide’s timeshare brands are headquartered in Orlando and the recent Starwood Hotels & Resorts Worldwide, Inc. announcement that it will spin off the timeshare portion of its company, which will also be headquartered in Orlando.  In addition, Diamond Resorts International Inc., a Las Vegas timeshare company, expanded its footprint to a total of approximately 86,000 square feet in the Orlando market in May 2015.  Wyndham Vacation’s headquarters is housed at the Sea Harbor Office Center Property due to Wyndham Worldwide Corporation ownership of seven resorts in the Orlando area.

According to the appraisal, the Sea Harbor Office Center Property is located in the Orlando office market, and within the Tourist Corridor office submarket, which comprises approximately 8.4 million square feet of office space as of year-end 2014. As of year-end 2014, the Tourist Corridor office submarket vacancy rate was 9.5%, a decrease from the 11.0% vacancy rate as of year-end 2013, and reported an average asking rate of $18.90 per square foot, full service gross.  The Tourist Corridor office submarket vacancy within a 3-mile radius of the Sea Harbor Office Center Property has averaged 8.7% over the past 10 years.  As of year-end 2014, the Tourist Corridor class A office submarket reported an average vacancy rate of 10.7% and average asking rent of $21.41 per square foot, full service gross.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SEA HARBOR OFFICE CENTER

The following table presents certain information relating to comparable office properties for the Sea Harbor Office Center Property:

Competitive Set(1)

	Sea Harbor Office Center (Subject)	Offices at Rialto	Sand Lake IV	Millenia Park One	Millenia Lakes One	Kirkman Point I	Southpark Center 1200
Location	Orlando, FL	Orlando, FL	Orlando, FL	Orlando, FL	Orlando, FL	Orlando, FL	Orlando, FL
Distance from Subject	--	4.2 miles	4.3 miles	8.0 miles	8.3 miles	4.6 miles	4.4 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1984/2012	2008/NAP	1987/2008	1999/NAP	2001/2010	2012/NAP	2005/NAP
Stories	8	3	10	6	6	4	4
Total GLA	359,514 SF	45,494 SF	116,215 SF	158,891 SF	200,448 SF	130,500 SF	136,414 SF
Total Occupancy	100%	93%	95%	85%	93%	98%	97%

(1)	Information obtained from the appraisal.

The Borrower.  The borrower is Sea Harbor Property SPV, LLC, a Delaware limited liability company and a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sea Harbor Office Center Mortgage Loan.  Certain indirect owners of 50.0% of the borrower are members of the Islamic faith, which requires a Shari’ah compliant loan and borrower structure.  In order to facilitate a Shari’ah compliant loan structure, the borrower master leases the Sea Harbor Office Center Property to an entity controlled by Northridge Capital, LLC.  Saturn Property Investments, LLC is the guarantor of certain nonrecourse carveouts under the Sea Harbor Office Center Mortgage Loan.

The Sponsors.  The sponsors are Northridge Capital, LLC and Saturn Property Investments, LLC, which is controlled by the Abudawood Family.  Sheikh Ali Abudawood founded the Ismail Abudawood Trading Company Limited (“Abudawood”), which is the exclusive distributor of Proctor & Gamble brands throughout Saudi Arabia since 1956 and has distribution relationships with other brands including Quaker Oats and United Riceland.  In the 1970’s, Abudawood added other business ventures including the ownership of both domestic and international real estate and investment in financial instruments.  As of December 31, 2014, the sponsor had a portfolio of real estate investments that included three office buildings, two hotels and one condominium located in Arizona, Colorado and Georgia, respectively, that had a total value of approximately $107.6 million.

Escrows.  The loan documents provide for upfront reserves in the amount of $388,186 for real estate taxes and $164,580 for insurance.   The loan documents also provide for ongoing monthly escrows in the amount of $48,524 for real estate taxes, $20,572 for insurance and $4,494 for replacement reserves.  Monthly escrows in the amount of $29,960 for tenant improvements and leasing commissions are required to commence upon the earlier of (i) the occurrence of an event of default under the loan documents; (ii) the net cash flow debt yield being less than 9.3%; or (iii) the monthly payment date of July 11, 2022.

Lockbox and Cash Management.  Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox and direct tenants to deposit all rents directly into such lockbox account.  During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept into a lender-controlled cash flow sub-account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default under the loan documents; (ii) the amortizing net cash flow debt service coverage ratio being less than 1.20x at the end of any calendar month; or (iii) the occurrence of a Major Tenant Event Period (as defined below).  A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), the amortizing net cash flow debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; and with regard to clause (iii), the Major Tenant Event Period ending.

A “Major Tenant Event Period” will commence upon Wyndham Vacation (i) going dark, vacating, failing to occupy 50.0% or more of its space, or giving notice of its intent to commence any of the foregoing; (ii) filing or being subject to bankruptcy or similar insolvency; (iii) terminating or canceling its lease, the lease otherwise ceasing to be in full force and effect, or giving notice of any of the foregoing; (iv) providing a termination notice under its lease for all or any portion of its space; or (v) Wyndham Worldwide Corporation’s unsecured debt rating being downgraded below ‘BBB-‘ by S&P or equivalent rating by any other rating agency.  A Major Tenant Event Period will expire, with regard to clause (i), upon (a) a Major Tenant Re-Tenanting Event (as defined below) occurring, (b) Wyndham Vacation resuming occupancy in greater than 50.0% of its space for two consecutive calendar quarters, or (c)  a combination of the events described in (a) and (b) with respect to greater than 50.0% of the Wyndham space; with regard to clause (ii), upon the bankruptcy or insolvency proceedings being terminated and the lease being affirmed or a Major Tenant Re-Tenanting Event occurring; with regard to clause (iii), the Wyndham Vacation lease being in full force and effect for two consecutive calendar quarters or a Major Tenant Re-Tenanting Event occurring; with regard to clause (iv), upon a Major Tenant Re-Tenanting Event occurring or the date 12 months following Wyndham Vacation giving notice of its intent to terminate its lease; and with regard to clause (v), upon Wyndham Worldwide Corporation’s senior unsecured debt rating being no less than ‘BBB’ by S&P or a Major Tenant Re-Tenanting Event occurring.

A “Major Tenant Re-Tenanting Event” is defined as the lender receiving satisfactory evidence that the applicable portion of the Wyndham Vacation space has been leased to one or more satisfactory replacement tenants and such replacement tenants are in occupancy, open for business and paying full, unabated rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SEA HARBOR OFFICE CENTER

Property Management.  The Sea Harbor Office Center Property is self-managed by Northridge Capital Management, LCC who sub-contracts the management duties to Jones Lang LaSalle Americas, Inc.

Assumption.  The borrower has the two-time right to transfer the Sea Harbor Office Center Property, provided that no event of default under the loan documents has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty (which includes an environmental indemnity) by an affiliate of the transferee; and (iii) rating agency confirmation from DBRS, KBRA, and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS2 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Leases.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Sea Harbor Office Center Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if Terrorism Risk Insurance Program Reauthorization is no longer in effect), as well as business interruption insurance covering no less than the 12-months period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Sea Harbor Office Center Property during the loan term.  At the time of closing, the Sea Harbor Office Center Property has insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Stanford Research Park

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$36,500,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance(1):	$36,500,000			Location:	Palo Alto, CA
% of Initial Pool Balance:	4.0%			Size(2):	129,678 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF(1):	$667.04
Borrower Name:	Hanover Property, LLC			Year Built/Renovated:	2000/2014
Sponsor:	Henley Holding Company			Title Vesting:	Leasehold
Mortgage Rate:	4.672%			Property Manager:	Self-managed
Note Date:	June 4, 2014			3rd Most Recent Occupancy (As of)(3):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	100.0% (12/31/2013)
Maturity Date:	January 5, 2025			Most Recent Occupancy (As of)(3):	100.0% (12/31/2014)
IO Period:	127 months			Current Occupancy (As of)(3):	100.0% (7/1/2015)
Loan Term (Original):	127 months
Seasoning:	13 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of)(3):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	NAV
Call Protection:	L(37),D(86),O(4)			Most Recent NOI(3):	NAV
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues(4):	$11,571,768
				U/W Expenses:	$3,438,839
				U/W NOI(4):	$8,132,928
				U/W NCF(4):	$8,016,218
				U/W NOI DSCR(1)(4):	1.98x
Escrows and Reserves(2):				U/W NCF DSCR(1)(4):	1.95x
				U/W NOI Debt Yield(1)(4):	9.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1)(4):	9.3%
Taxes	$0	Springing	NAP	As-Is Appraised Value(5):	$138,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(5):	January 30, 2015
Replacement Reserves	$0	$1,621	$100,000	Cut-off Date LTV Ratio(1):	62.7%
TI/LC Reserve	$1,887,146	$0	NAP	LTV Ratio at Maturity or ARD(1):	62.7%

(1)
The Stanford Research Park Loan Combination, totaling $86,500,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $36,500,000, has an outstanding principal balance of $36,500,000 as of the Cut-Off Date and will be contributed to the WFCM 2015-NXS2 Trust. The controlling Note A-1 had an original principal balance of $50,00,000 and was contributed to the WFCM 2015-NXS1 Trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yield are based on the Stanford Research Park Loan Combination.

(2)	See “Escrows” section.
(3)
Historical financials were not available as the borrower recently acquired the Stanford Research Park Property and such information was not provided by the previous owner. Per the lease, Cooley LLP has been at the Hanover Property since 2000.

(4)	See “Cash Flow Analysis” section.
(5)	The As-Is Appraised Value refers to the value of the Hanover Property; no value was attributed to the El Camino Real Property.

The Mortgage Loan. The mortgage loan is part of a loan combination (the “Stanford Research Park Loan Combination”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by the borrower’s leasehold interest in a class A office property and a 2.9-acre land parcel in Palo Alto, California (collectively, the “Stanford Research Park Properties”). The Stanford Research Park Loan Combination was originated on June 4, 2014 by Natixis Real Estate Capital LLC. The Stanford Research Park Loan Combination had an original principal balance of $86,500,000, has an outstanding principal balance as of the Cut-off Date of $86,500,000 and accrues interest at an interest rate of 4.672% per annum. The Stanford Research Park Loan Combination had an initial term of 127 months, has a remaining term of 114 months as of the Cut-off Date and requires interest-only payments through the term of the Stanford Research Park Loan Combination.

Note A-2, which will be contributed to the WFCM 2015-NXS2 Trust, had an original principal balance of $36,500,000, has an outstanding principal balance as of the Cut-off Date of $36,500,000 and represents the non-controlling interest in the Stanford Research Park Loan Combination. The controlling Note A-1 (the “Stanford Research Park Companion Loan”) had an original principal balance of $50,000,000 and was contributed to the WFCM 2015-NXS1 Trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STANFORD RESEARCH PARK

Following the lockout period, the borrower has the right to defease the Stanford Research Park Loan Combination in whole, or in part (see “Partial Release” section), on any date before October 5, 2024. In addition, the Stanford Research Park Mortgage Loan is prepayable without penalty on or after October 5, 2024.

Sources and Uses

Sources			Uses
Original loan combination amount	$86,500,000	60.6%	Purchase price	$140,000,000	98.1%
Sponsor’s new cash contribution	56,152,732	39.4	Reserves	1,887,146	1.3
			Closing costs	765,586	0.5
Total Sources	$142,652,732	100.0%	Total Uses	$142,652,732	100.0%

The Property. The Stanford Research Park Properties are comprised of 3175 Hanover Street (the “Hanover Property”) and 3300 El Camino Real (the “El Camino Real Property”), both of which are located in the Stanford Research Park in Palo Alto, California and are approximately one mile apart. Both properties are subject to a single Stanford University ground lease agreement (see “Ground Lease” section). Stanford University and the borrower are working together to bifurcate the Hanover Property and the El Camino Real Property, which is expected to be released following the effective bifurcation of the ground lease; however, no value or income has been attributed to this property (See “Partial Release” section).

The Hanover Property was built in 2000 and comprises a two-story class A office building totaling 129,678 square feet of rentable area and is situated off Page Mill Road and directly across the street from Hewlett Packard’s worldwide headquarters. The Hanover Property’s ground lease payment is 15% of gross rental revenue at the Hanover Property. The Hanover Property includes 435 parking spaces (3.4 spaces per 1,000 square feet of rentable area). The Hanover Property is 100.0% leased to Cooley LLP (“Cooley”), an international law firm with 750 attorneys and 11 offices across the United States and China, pursuant to a lease expiring in January 2025 with two five-year renewal options. Cooley has been a tenant at the Hanover Property since it was completed in 2000. The Hanover Property underwent a $6.5 million renovation in 2014 when Cooley converted interior cubicles and other meeting space to offices to accommodate the relocation of other attorneys to the Hanover Property. Cooley also renovated conference rooms and upgraded technology systems in 2014.

The El Camino Real Property is a rectangular-shaped 2.9-acre unimproved land parcel with frontage on El Camino Real, providing for a development opportunity in Stanford Research Park. The El Camino Real Property’s current zoning allows for several permitted uses including office and research and development. El Camino Real (SR-82) is a major thoroughfare that runs north-south through Silicon Valley and connects to the San Francisco area. A portion of the El Camino Real Property serves as the eastern boundary of the Stanford Research Park. The El Camino Real Property is currently a paved parking lot.

The following table presents certain information relating to the tenancy at the Hanover Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Cooley LLP	NR/NR/NR	129,678	100.0%	$79.10	$10,257,628	100.0%	1/31/2025(2)
Total Major Tenants		129,678	100.0%	$79.10	$10,257,628	100.0%

Occupied Collateral Total		129,678	100.0%	$79.10	$10,257,628	100.0%

Vacant Space		0	0.0%

Collateral Total		129,678	100.0%

(1)	The U/W Base Rent includes rent averaging through February 2024 totaling $1,309,846. Cooley’s current in-place rental rate is $69.00 per square foot.
(2)	Cooley has two five-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STANFORD RESEARCH PARK

The following table presents certain information relating to the lease rollover schedule at the Hanover Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	1	129,678	100.0%	129,678	100.0%	$10,257,628	$79.10
Thereafter	0	0	0.0%	129,678	100.0%	$0	$0.00
Vacant	0	0	0.0%	129,678	100.0%	$0	$0.00
Total/Weighted Average	1	129,678	100.0%			$10,257,628	$79.10

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Hanover Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	7/1/2015(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the lease which commenced in 2000.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STANFORD RESEARCH PARK

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Hanover Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$10,257,628	88.6%	$79.10
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	1,550,298	13.4	11.95
Other Income	0	0.0	0.00
Less Vacancy & Credit Loss	(236,159)(2)	(2.0)	(1.82)
Effective Gross Income	$11,571,768	100.0%	$89.23

Total Operating Expenses	$3,438,839	29.7%	$26.52

Net Operating Income	$8,132,928	70.3%	$62.72

TI/LC	97,259	0.8	0.75
Capital Expenditures	19,452	0.2	0.15
Net Cash Flow	$8,016,218	69.3%	$61.82

NOI DSCR(3)	1.98x
NCF DSCR(3)	1.95x
NOI DY(3)	9.4%
NCF DY(3)	9.3%

(1)	Historical financials were not available as the sponsor recently acquired the Stanford Research Park Properties and such information was not provided by the previous owner.
(2)	The underwritten economic vacancy is 2.0%. The Hanover Property was 100.0% occupied as of July 1, 2015.
(3)	DSCRs and debt yields are based on the Stanford Research Park Loan Combination.

Appraisal. As of the appraisal valuation date of January 30, 2015, the Hanover Property had an “as-is” appraised value of $138,000,000.

Environmental Matters. According to Phase I environmental site assessments dated May 12, 2014 and June 3, 2014, six groundwater monitoring wells were located throughout the Stanford Research Park Properties. According to information obtained from previous environmental reports, these wells were installed at the site between 1989 and 1991 as part of a soil and groundwater investigation at the Varian Medical Systems, Inc. (“Varian”) Site and Study Area (the “Varian Site”) within the Stanford Research Park Property, which includes the Hanover Property. According to a review of the 2012 Long Term Monitoring Report, analytical results reported that trichloroethene (“TCE”) was detected at a maximum concentration of 14 micrograms per liter (μg/L) from a monitoring well located along the western Hanover Property boundary. The cleanup goal for TCE is 5 μg/L. Groundwater flow from the Varian Site is towards the northeast, therefore, the Hanover Property site is located upgradient of three source areas (Buildings 1, 3, and 4) and is situated within the Building 6 Plume Area. Based on the most recent groundwater monitoring data, it is apparent that historical releases from Building 6 have resulted in TCE contaminated groundwater beneath the site. Remedial activities to clean up impacted groundwater throughout the Varian Site, including the Hanover Property, are ongoing. The presence of TCE in groundwater beneath the site at a concentration above the cleanup goal indicates historical operations conducted at Building 6 and throughout the remaining areas of the Varian Site has adversely impacted the Hanover Property. This represents a recognized environmental condition at the Hanover Property.

Varian is the responsible party for the remediation/monitoring.  According to a Phase I environmental site assessment, the Hanover Property should continue to allow access to the site as needed to monitor, sample, etc. until remediation is complete.

Market Overview and Competition. The Stanford Research Park Properties are located within the Stanford Research Park in Palo Alto, California, midway between San Francisco and San Jose in Silicon Valley. Established in 1951 by Stanford University, the Stanford Research Park is one of the first technology-oriented office parks in the world. The Stanford Research Park’s 60-year relationship with Stanford University and proximity to Sand Hill Road (home to the highest concentration of venture capitalists in the world according to the appraisal) positions the area as a desirable address for technology companies and professional service firms, with approximately 150 companies and 23,000 employees. Silicon Valley is home to 14 Fortune 500 corporations as of 2014.  Current tenants in the Stanford Research Park include SAP Labs (headquarters for SAP Labs US), Hewlett Packard (world headquarters), VMware (world headquarters), Lockheed Martin, Xerox PARC, TIBCO Software (world headquarters), Varian (world headquarters), Merck, Mercedes-Benz Research & Development (North American headquarters), Skype (North American headquarters), Theranos (world headquarters) and Tesla Motors (World headquarters). The Stanford Research Park contains approximately 700 acres and is improved with approximately 10.6 million square feet of office and research and development (“R&D”) space. However, the Stanford Research Park is restricted to only 3.0 million rentable square feet dedicated to office use with the remaining use devoted to R&D, manufacturing and industrial. Of the 3.0 million square feet of office space, only four buildings built after 2000 are considered to be class A (including the Hanover Property), according to the appraisal. As of the fourth quarter of 2014, vacancy within the Stanford Research Park was 0.3% with a waiting list for office space. Stanford University tends to reserve office premises for start-up and other select companies that will further the original technology-based tenancy and will limit the service-oriented tenancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STANFORD RESEARCH PARK

The following table presents certain information relating to comparable properties to the Hanover Property:

Competitive Set(1)

	Stanford Research Park (Subject)	Hanover Page Mill Centre	Two Palo Alto Square	Four Palo Alto Square	260 N. California Avenue	College Terrace Centre
Location	Palo Alto, CA	Palo Alto, CA	Palo Alto, CA	Palo Alto, CA	Palo Alto, CA	Palo Alto, CA
Distance from Subject	--	1.0 mile	0.7 miles	0.9 miles	1.4 miles	0.9 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2000/2014	2014/NAP	1972/NAP	1972/NAP	2015/NAP	2015/NAP
Stories	2	2	10	2	3	3
Total GLA	129,678 SF	89,584 SF	132,910 SF	19,532 SF	25,972 SF	54,472 SF

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Hanover Property, LLC (“Hanover”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Stanford Research Park Loan Combination. Hanover is a joint venture between Sand Hill Property Company (“Sand Hill”) and Abu Dhabi Investment Authority (“ADIA”). Founded in 1988 by Peter Pau and Susanna Pau, Sand Hill is a real estate investment and development company focused on Silicon Valley properties. Over the last two decades, the company has developed over $1.0 billion worth of real estate projects encompassing approximately 14.0 million square feet of building area throughout the Silicon Valley. Henley Holding Company is the guarantor of certain nonrecourse carveouts under the Stanford Research Park Mortgage Loan.

The Sponsor. The sponsor is Henley Holding Company, which is a holding company of ADIA.  ADIA is a sovereign wealth fund owned by the Emirate of Abu Dhabi (in United Arab Emirates) founded for the purpose of investing funds on behalf of the government of the Emirate of Abu Dhabi. ADIA manages the emirate’s excess oil reserves, estimated to be as much as $500.0 billion. ADIA is an experienced real estate investor with a portfolio estimated to be worth in excess of $1.0 billion.

Escrows. The loan documents provide for upfront reserves in the amount of $1,887,146 for tenant improvement and leasing commission reserves. The loan documents require monthly deposits of $1,621 for replacement reserves, subject to a cap of $100,000. The loan documents require monthly escrows of one-twelfth of the estimated annual real estate taxes for real estate taxes and one-twelfth of the annual insurance premiums upon the occurrence of (i) an event of default, (ii) Cooley’s failure to directly pay or reimburse the borrower for taxes and insurance premiums, (iii) a default under the Cooley lease or (iv) the failure of the borrower to provide evidence of tax and insurance payments.

Lockbox and Cash Management. The Stanford Research Park Mortgage Loan is structured with a hard lockbox and springing cash management. The Stanford Research Park Mortgage Loan requires all rents to be transmitted directly by all tenants of the Stanford Research Park Property into the clearing account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account.  During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default, (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.15x or (iii) the occurrence of a Cooley Trigger Event (as defined below). A Cash Management Period will end with respect to clause (i) above, upon the cure of such event of default; with respect to clause (ii) above, upon the debt service coverage ratio being at least 1.20x for six consecutive months; and with respect to clause (iii) above, upon the occurrence of a Cooley Trigger Event Cure (as defined below).  Notwithstanding the foregoing, if a Cash Management Period is triggered pursuant to clause (ii) above, such Cash Management Period will not commence, or, if commenced, will be deemed cured, provided that within five days after the giving of notice of a Cash Management Period by the lender, the borrower either (a) commences and thereafter diligently pursues completion of a partial defeasance of an amount sufficient to increase the debt service coverage ratio calculated upon the remaining outstanding principal to at least 1.15x, or (b) deposits with the lender a cash reserve or an acceptable letter of credit that causes the debt service coverage ratio to equal or exceed 1.15x (after deducting the amount of the cash reserve or the face amount of such acceptable letter of credit, as applicable, from the then-outstanding principal when determining the debt service coverage ratio for the applicable twelve month period). In the event the borrower delivers an acceptable letter of credit pursuant to the prior sentence, the lender will be permitted to draw upon such letter of credit upon the occurrence of any event of default or in any circumstance where such letter of credit is expiring and will not be renewed. Upon satisfaction of clause (b) above, without consideration of any cash reserve or any acceptable letter of credit, such cash reserve or the acceptable letter of credit, as applicable, will be returned to the borrower.

A “Cooley Trigger Event” means any of: (i) Cooley becomes the subject of a bankruptcy action; (ii) Cooley “goes dark” in a majority of the Cooley premises (excluding any portion that is or will be occupied pursuant to an executed sublease) for a continuous period of not less than 90 days; provided, however, if Cooley “goes dark” for the purpose of remodeling its space, such period will be extended to 120 days or such other longer period as may be approved by the lender in advance; (iii) a monetary or material non-monetary default (beyond any applicable notice and/or cure period) occurs under the Cooley lease; or (iv) Cooley fails to exercise

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STANFORD RESEARCH PARK

any remaining lease extension option by the earlier of (a) the date which is 12 months prior to the Stanford Research Park Loan Combination maturity date, or (b) the date by which Cooley must exercise such lease renewal options pursuant to the Cooley lease. A “Cooley Trigger Event Cure” will occur, with respect to clause (i) of the Cooley Trigger Event definition, if either (a) the bankruptcy action is dismissed and the Cooley lease is affirmed, or (b) a Cooley Renew/Replacement (as defined below) event has occurred; with respect to clause (ii) of the Cooley Trigger Event definition, if either (a) Cooley or another tenant re-opens for business for a continuous period of not less than three months, or (b) a Cooley Renew/Replacement Event has occurred; with respect to clause (iii) of the Cooley Trigger Event definition, if either (a) the monetary or material non-monetary default is cured and no other monetary or material non-monetary default (beyond any applicable notice and/or cure period) exists under the Cooley Lease, or (b) a Cooley Renew/Replacement event has occurred; or pursuant to clause (iv) a Cooley Renew/Replacement event has occurred.

A “Cooley Renew/Replacement Event” means either (i) the renewal, extension or replacement of the Cooley Lease with Cooley, as tenant, upon such terms and conditions as are provided in the Cooley lease or upon such terms and conditions as are reasonably acceptable to the lender in all respects; or (ii) the termination of the Cooley lease and the borrower entering into one or more new leases for all of the Cooley premises with acceptable replacement tenant(s) and upon such terms and conditions as are reasonably acceptable to the lender in all respects.

Property Management. The Stanford Research Park property is managed by an affiliate of the borrower.

Assumption. The lender may not unreasonably withhold its consent to the sale of the Stanford Research Park Property in its entirety to a special purpose entity that meets the lender’s then current requirements for special purpose entities and provided the borrower satisfies certain other conditions including (i) no event of default has occurred and is continuing; and (ii) the lender has reasonably determined that the proposed transferee and any successor guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing. The lender will have the right to approve or disapprove the proposed transferee in its reasonable discretion, it being acknowledged that the lender may, as a condition to approving any proposed transferee require a rating comfort letter from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings to the Series 2015-NXS2 Certificates and similar confirmations from each rating agency rating securities backed by the Stanford Research Park Companion Loan.

Partial Release. The borrower may obtain a one-time free release of the El Camino Real Property provided the conditions in the loan documents are met including, among others: as a result of the partial release, the remaining parcel will have a sufficient number of available parking spaces to satisfy the requirements of all applicable legal requirements and all leases affecting the remaining parcel and will not be in violation, in any material respects, of any applicable legal requirements (including, without limitation, all zoning and subdivision laws, setback requirements, sideline requirements, parking ratio requirements, use requirements, building and fire code requirements, environmental requirements and wetland requirements), all necessary variances, if any, will have been obtained and evidence of the foregoing will have been delivered to the lender.  No value was attributed to the El Camino Real Property.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The Stanford Research Park Properties are subject to a single ground lease from The Board of Trustees of the Leland Stanford Junior University (“Stanford University”). The ground lease is dated July 1, 1998 and is scheduled to expire on January 27, 2051. The borrower is subject to ground rent equal to 15.0% of the gross revenues from the Stanford Research Park Properties (i.e., all sublease revenue, parking fees, business interruption insurance proceeds, etc.), which is paid monthly with year-end adjustments.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Stanford Research Park Properties.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated February 28, 2014 indicated a probable maximum loss of 12.0.%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – 88 Hamilton Avenue

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$23,000,000			Specific Property Type:	Office/Industrial
Cut-off Date Principal Balance:	$23,000,000			Location:	Stamford, CT
% of Initial Pool Balance:	2.5%			Size:	154,533 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$148.84
Borrower Name:	88 Hamilton Avenue Associates, LLC			Year Built/Renovated:	1940/2006
Sponsor:	John J. DiMenna, Jr.			Title Vesting:	Fee
Mortgage Rate:	4.500%			Property Manager:	Self-managed
Note Date:	June 8, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	July 5, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of):	100.0% (2/20/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,125,673 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,188,131 (12/31/2013)
Call Protection:	L(24),D(93),O(3)			Most Recent NOI (As of):	$2,219,024 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$2,767,191
				U/W Expenses:	$773,610
				U/W NOI:	$1,993,581
Escrows and Reserves(1):				U/W NCF:	$1,893,134
				U/W NOI DSCR:	1.43x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.35x
Taxes	$190,259	$27,180	NAP	U/W NOI Debt Yield:	8.7%
Insurance	$30,627	$3,063	NAP	U/W NCF Debt Yield:	8.2%
Replacement Reserves	$0	$1,932	NAP	As-Is Appraised Value:	$32,500,000
TI/LC Reserve	$0	$6,439	$309,066	As-Is Appraisal Valuation Dates:	January 8, 2015
Environmental Reserve	$391,250	NAP	NAP	Cut-off Date LTV Ratio:	70.8%
Deferred Maintenance	$625	NAP	NAP	LTV Ratio at Maturity or ARD:	62.0%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “88 Hamilton Avenue Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a mixed-use office and industrial building located in Stamford, Connecticut (the “88 Hamilton Avenue Property”). The 88 Hamilton Avenue Mortgage Loan was originated on June 8, 2015 by Natixis Real Estate Capital LLC. The 88 Hamilton Avenue Mortgage Loan had an original principal balance of $23,000,000, has an outstanding principal balance as of the Cut-off Date of $23,000,000 and accrues interest at an interest rate of 4.500% per annum. The 88 Hamilton Avenue Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The 88 Hamilton Avenue Mortgage Loan matures on July 5, 2025.

Following the lockout period, the borrower has the right to defease the 88 Hamilton Avenue Mortgage Loan in whole or in part on any date before May 5, 2025. In addition, the 88 Hamilton Avenue Mortgage Loan is prepayable without penalty on or after May 5, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 HAMILTON AVENUE

Sources and Uses

Sources			Uses
Original loan amount	$23,000,000	100.0%	Loan payoff	$20,068,129	87.3%
			Closing costs	1,152,112	5.0
			Reserves	612,761	2.7
			Return of equity	1,166,997	5.1
Total Sources	$23,000,000	100.0%	Total Uses	$23,000,000	100.0%

The Property. The 88 Hamilton Avenue Property is a class B mixed-use building comprising 154,533 square feet, located in Stamford, Connecticut. The 88 Hamilton Avenue Property is situated on a 9.5-acre site and was built in 1940 as a manufacturing building and was renovated into an office/warehouse property in 2006. The property consists of a one-story warehouse portion that comprises of 114,874 square feet (74.3% of net rentable area) and a two-story office portion that comprises of 39,659 square feet (25.7% of net rentable area). Amenities at the 88 Hamilton Avenue Property include an elevator in the office portion, five dock-high and five overhead doors (accessed in the rear of the 88 Hamilton Avenue Property), a guardhouse at the main entrance, a fire pump house with a fire suppression system and diesel fired engine, and approximately 200 surface parking spaces (equating to a parking ratio of 1.3 spacers per 1,000 square feet of net rentable area). Additionally, the Metro North Stamford station is located 1.7 miles southwest of the 88 Hamilton Avenue Property, for which shuttle service is provided. Historically, the 88 Hamilton Avenue Property has been 100.0% occupied since World Wrestling Entertainment took occupancy of the warehouse space in 2008. The largest tenant, Americares Foundation, Inc., originally took occupancy of 76,452 square feet at the 88 Hamilton Avenue Property in 2002 and 2003 and expanded by 15,007 square feet in 2008. As of February 20, 2015, the 88 Hamilton Avenue Property is 100.0% occupied by four tenants.

The following table presents certain information relating to the tenancy at the 88 Hamilton Avenue Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Americares Foundation, Inc.	NR/NR/NR	91,459	59.2%	$15.76	$1,441,220	62.4%	10/31/2023(2)
Retail Brand Alliance	NR/NR/NR	41,481	26.8%	$13.00	$539,290	23.3%	9/30/2017
World Wrestling Entertainment	NR/NR/NR	16,859	10.9%	$17.09	$288,092	12.5%	9/30/2016
The Squash Alley, LLC	NR/NR/NR	4,734	3.1%	$9.00	$42,606	1.8%	9/30/2018(3)
Total Major Tenants		154,533	100.0%	$14.96	$2,311,208	100.0%

Occupied Collateral Total		154,533	100.0%	$14.96	$2,311,208	100.0%

Vacant Space		0	0.0%

Collateral Total		154,533	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 30, 2016, totaling $33,657.
(2)	Americares Foundation, Inc. has two five-year lease renewal options.
(3)	The Squash Alley, LLC has one five-year renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 HAMILTON AVENUE

The following table presents certain information relating to the lease rollover schedule at the 88 Hamilton Avenue Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	2	16,859	10.9%	16,859	10.9%	$288,092	$17.09
2017	1	41,481	26.8%	58,340	37.8%	$539,290	$13.00
2018	1	4,734	3.1%	63,074	40.8%	$42,606	$9.00
2019	0	0	0.0%	63,074	40.8%	$0	$0.00
2020	0	0	0.0%	63,074	40.8%	$0	$0.00
2021	0	0	0.0%	63,074	40.8%	$0	$0.00
2022	0	0	0.0%	63,074	40.8%	$0	$0.00
2023	4	91,459	59.2%	154,533	100.0%	$1,441,220	$15.76
2024	0	0	0.0%	154,533	100.0%	$0	$0.00
2025	0	0	0.0%	154,533	100.0%	$0	$0.00
Thereafter	0	0	0.0%	154,533	100.0%	$0	$0.00
Vacant	0	0	0.0%	154,533	100.0%	$0	$0.00
Total/Weighted Average	8	154,533	100.0%			$2,311,208	$14.96

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 88 Hamilton Avenue Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	2/20/2015(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 HAMILTON AVENUE

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 88 Hamilton Avenue Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,134,012	$2,182,940	$2,258,065	$2,311,212	83.5%	$14.96
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	515,632	789,164	772,840	601,621	21.7	3.89
Other Income	166,944	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(145,642)(1)	(5.3)	(0.94)
Effective Gross Income	$2,816,588	$2,972,104	$3,030,905	$2,767,191	100.0%	$17.91

Total Operating Expenses	$690,915	$783,973	$811,881	$773,610	28.0%	$5.01

Net Operating Income	$2,125,673	$2,188,131	$2,219,024	$1,993,581	72.0%	$12.90

TI/LC	0	0	0	77,267	2.8	0.50
Capital Expenditures	0	0	0	23,180	0.8	0.15
Net Cash Flow	$2,125,673	$2,188,131	$2,219,024	$1,893,134	68.4%	$12.25

NOI DSCR	1.52x	1.56x	1.59x	1.43x
NCF DSCR	1.52x	1.56x	1.59x	1.35x
NOI DY	9.2%	9.5%	9.6%	8.7%
NCF DY	9.2%	9.5%	9.6%	8.2%

(1)	The underwritten economic vacancy is 5.3%. The 88 Hamilton Avenue Property was 100.0% physically occupied as of February 20, 2015.

Appraisal. As of the appraisal valuation date of January 8, 2015, the 88 Hamilton Avenue Property had an “as-is” appraised value of $32,500,000.

Environmental Matters. According to the Phase I environmental report dated June 3, 2015, the 88 Hamilton Avenue Property was used for various manufacturing purposes since the early 1920’s during which time soil contamination occurred. Multiple subsurface investigations and groundwater monitoring activities have been performed on the 88 Hamilton Avenue Property since 2001. Certain Areas of Concern (“AOCs”) have been investigated and remediated however, a few AOCs remain. The lender’s environmental consultant reviewed the 2013 summary of AOCs and the June 2015 cost of regulatory compliance memorandum prepared by a third party environmental consultant on behalf of the borrower. The third party environmental consultant estimated that the additional remediation cost will be approximately $313,000 in order for the 88 Hamilton Avenue Property to receive a No Further Action letter from a Licensed Environmental Professional for the site issues on behalf of the Connecticut Department of Energy and Environmental Protection. The remedial activities will include among others soil investigations, soil remediation, groundwater monitoring and placement of an Environmental Land Use Restriction. An upfront environmental reserve of $391,250, 125% of the recommended amount, was reserved at closing.

Market Overview and Competition. The 88 Hamilton Avenue Property is located in Stamford, Connecticut. Stamford is home to many national corporations including UBS, Royal Bank of Scotland, Thomson-Reuters, General Electric, and Sikorsky, who all have their corporate headquarters or a very large office presence in the area. Stamford hosts large corporate headquarters and regional offices due to its proximity to New York City (approximately 42.0 miles northeast) and significantly less expensive office rents than Manhattan.

According to the appraiser, Stamford is located within Fairfield County, wherein average household income is nearly double the United States’ average, and has over twice the number of households making more than $100,000 annually. The appraiser noted that the presence of interstate transportation arteries, the extensive coastline along the Long Island Sound, and the continuing storage/distribution needs of the surrounding retail market have driven demand for industrial development in Fairfield County.

According to a third party market research report, as of first quarter of 2015, the warehouse market in Stamford consisted of 366 buildings with 5.9 million square feet and was 5.1% vacant with average asking rents of $13.87 per square foot on a gross basis. Additionally, the same report indicated that the flex office market in Stamford consisted of 42 buildings with 2.3 million square feet and a vacancy rate of 13.2% with an average asking rent of $16.30 per square foot on a gross basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 HAMILTON AVENUE

The following table presents certain information relating to comparable office properties for the 88 Hamilton Avenue Property:

Competitive Set(1)

	88 Hamilton Avenue (Subject)	650 West Avenue	64-70 Research Drive	72 Camp Avenue	Washington Plaza	Stamford Square	850 Canal Street
Location	Stamford, CT	Stamford, CT	Stamford, CT	Stamford, CT	Stamford, CT	Stamford, CT	Stamford, CT
Distance from Subject	--	2.7 miles	1.3 miles	2.8 miles	1.7 miles	2.2 miles	1.9 miles
Property Type	Mixed Use	Industrial	Warehouse	Industrial	Office	Office	Office
Year Built/Renovated	1940/2006	1998	1965	1970	NAV	NAV	NAV
Number of Stories	2	NAV	NAV	NAV	NAV	NAV	NAV
Rent	$14.96	$15.50	$10.97	$15.00	$25.00	$30.00	$29.00
Total GLA	154,533 SF	60,057 SF	18,700 SF	33,800 SF	219,216 SF	281,554 SF	66,000 SF
Total Occupancy	100%	NAV	NAV	NAV	NAV	NAV	NAV

(1)	Information obtained from the appraisal and a third party market research report..

The Borrower. The borrower is 88 Hamilton Avenue Associates, LLC, a Delaware limited liability company and single-purpose entity managed by John J. DiMenna, Jr., William Merritt, and Thomas Kelly, members of Seaboard Properties Inc. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 88 Hamilton Avenue Mortgage Loan.  John J. DiMenna, Jr. is the guarantor of certain nonrecourse carveouts under the 88 Hamilton Avenue Mortgage Loan.

The Sponsor. The sponsor is John J. DiMenna, Jr., the president and chief executive officer of Seaboard Properties, Inc. (“Seaboard”). Seaboard is a real estate investment organization established in 1992 by John J. DiMenna, Jr. that is primarily focused on the Stamford real estate market. Seaboard has commercial real estate investments in excess of 1.5 million square feet. Additionally, it currently manages approximately 550,000 square feet of office properties and 350,000 square feet of luxury multifamily properties, primarily in Fairfield County, Connecticut. John J. DiMenna, Jr. has a net worth of $25.2 million and liquidity of $5.9 million as of February 20, 2015.

Escrows. The loan documents provide for upfront reserves in the amount of $190,259 for taxes, $30,627 for insurance, $625 for required repairs and $391,250 for environmental reserves. The loan documents require monthly deposits of one-twelfth of the estimated annual real estate taxes, which currently equates to $27,180, one-twelfth of the annual insurance premiums, which currently equates to $3,063, $1,932 for replacement reserves and $6,439 for tenant improvements and leasing commissions (“TI/LCs”) (subject to a cap of $309,066 and a minimum of $154,533).

Lockbox and Cash Management. The 88 Hamilton Avenue Mortgage Loan is structured with a lender-controlled hard lockbox and springing cash management. The 88 Hamilton Avenue Mortgage Loan requires all rents to be transmitted directly by tenants of the 88 Hamilton Avenue Property into the clearing account.  Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account. Upon a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default,(ii) the failure by the borrower, after the end of a calendar quarter, to maintain an amortizing debt service coverage ratio of at least 1.15x, (iii) the occurrence of a Major Tenant Trigger Event (as defined below) or (iv) the occurrence of a Major Tenant Renewal Trigger Event (as defined below). A Cash Management Period will end, with respect to clause (i) above, upon the cure of such event of default; with respect to clause (ii) above, upon the amortizing debt service coverage ratio being at least 1.20x for six consecutive months since the commencement of the Cash Management Period; with respect to clause (iii) above, upon the occurrence of a Major Tenant Trigger Cure Event (as defined below); or with respect to clause (iv) above, upon the occurrence of a Major Tenant Renewal Trigger Cure Event (as defined below).

A “Major Tenant Trigger Event” means any Major Tenant (defined as either Americares Foundation, Inc. or Retail Brand Alliance) (i) goes dark, (ii) is the subject of a bankruptcy action or (iii) is in material or monetary default under its lease beyond any applicable notice and/or cure period.

A “Major Tenant Renewal Trigger Event” means the earlier of (i) for Americares Foundation, Inc., the date that is 18 months prior to the expiration of such Americares Foundation, Inc.’s lease and regarding Retail Brand Alliance, the date that is six months prior to the expiration of such Retail Brand Alliance’s lease or (ii) the date upon which such Major Tenant must provide notice of its intent to renew its lease, unless prior to such date, such Major Tenant will have renewed its lease and no TI/LCs, free rent or other concessions are required pursuant to such renewal or the borrower has deposited amounts with the lender satisfactory to cover such expenses and/or free rent; provided, however, the borrower will have the right to prevent a Major Tenant Renewal Trigger Event by depositing into the TI/LC reserve an amount determined by the lender in its sole discretion to adequately cover contemplated approved leasing expenses associated with the applicable Major Tenant demised space.

A “Major Tenant Trigger Cure Event” means, with respect to a Major Tenant Trigger Event described in clause (i) of the definition of Major Tenant Trigger Event, such Major Tenant resumes operations in its leased premises at the 88 Hamilton Avenue Property; with respect to a Major Tenant Trigger Event described in clause (ii) of the definition of Major Tenant Trigger Event, such Major

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 HAMILTON AVENUE

Tenant has affirmed and assumed its lease in the related bankruptcy proceeding; with respect to the first Major Tenant Trigger Event described in clause (iii) of the definition of Major Tenant Trigger Event, such lease default is cured and no other default has occurred under such lease; or with respect to any of clauses (i) to (iii) of the definition of Major Tenant Trigger Event, all of the space at the 88 Hamilton Avenue Property demised by such Major Tenant is re-tenanted and the lender receives an acceptable tenant estoppel from the related replacement tenant(s).

A “Major Tenant Renewal Trigger Cure Event” means the receipt of either (i) an acceptable tenant estoppel from the applicable Major Tenant if such Major Tenant has renewed its lease or executed a new lease for the same demised space or (ii) receipt of an acceptable tenant estoppel from replacement tenant(s) for the entire demised space.

Property Management. The 88 Hamilton Avenue Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the 88 Hamilton Avenue Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; and (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing. The lender will have the right to approve or disapprove of the proposed transferee in its reasonable discretion, it being acknowledged that the lender may as a condition to approving any proposed transferee require a rating agency comfort letter from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS2 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the 88 Hamilton Avenue Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Robinson Crossroads

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$23,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$22,971,720			Location:	Robinson Township, PA
% of Initial Pool Balance:	2.5%			Size:	139,034 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$165.22
Borrower Name:	Maria Associates			Year Built/Renovated:	1997/NAP
Sponsor:	Costa Land Company			Title Vesting:	Fee
Mortgage Rate:	4.875%			Property Manager:	Self-managed
Note Date:	June 2, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	June 6, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	0 months			Current Occupancy (As of):	100.0% (4/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,942,661 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,000,525 (12/31/2014)
Call Protection:	L(25),D(92),O(3)			Most Recent NOI (As of) :	$2,126,905 (TTM 3/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$2,861,458
				U/W Expenses:	$851,726
				U/W NOI(2):	$2,009,731
				U/W NCF(2):	$1,931,872
				U/W NOI DSCR:	1.38x
Escrows and Reserve(1):				U/W NCF DSCR:	1.32x
				U/W NOI Debt Yield:	8.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.4%
Taxes	$257,099	Springing	NAP	As-Is Appraised Value:	$31,400,000
Insurance	$6,938	$2,313	NAP	As-Is Appraisal Valuation Date:	April 14, 2015
Replacement Reserves	$0	$2,317	$111,227	Cut-off Date LTV Ratio:	73.2%
TI/LC Reserve	$30,000	$4,172	$250,261	LTV Ratio at Maturity or ARD:	60.0%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Robinson Crossroads Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a retail property located in Robinson Township, Pennsylvania (the “Robinson Crossroads Property”). The Robinson Crossroads Mortgage Loan was originated on June 2, 2015 by Silverpeak Real Estate Finance LLC. The Robinson Crossroads Mortgage Loan had an original principal balance of $23,000,000, has an outstanding principal balance as of the Cut-off Date of $22,971,720 and accrues interest at an interest rate of 4.875% per annum. The Robinson Crossroads Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Robinson Crossroads Mortgage Loan matures on June 6, 2025.

Following the lockout period, the borrower has the right to defease the Robinson Crossroads Mortgage Loan in whole, but not in part, on any date before April 6, 2025.  In addition, the Robinson Crossroads Mortgage Loan is prepayable without penalty on or after April 6, 2025.

Sources and Uses

Sources			Uses
Original loan amount	$23,000,000	100.0%	Loan payoff	$19,102,486	83.1%
			Reserves	294,037	1.3
			Closing costs	283,717	1.2
			Return of equity	3,319,761	14.4
Total Sources	$23,000,000	100.0%	Total Uses	$23,000,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROBINSON CROSSROADS

The Property. The Robinson Crossroads Property comprises an anchored retail center with four one-story buildings of approximately 139,034 square feet of rentable area located in Robinson Township, Pennsylvania, which is approximately 15.0 miles west of Pittsburgh, Pennsylvania. The Robinson Crossroads Property was built in 1997 and is located off of Steubenville Pike, proximate to exit 60 off Interstate 376. The Robinson Crossroads Property was originally anchored by Giant Eagle, Inc. In 2009, Giant Eagle, Inc. physically vacated the Robinson Crossroads Property, but continues to be the tenant of record with two subleases in place to Hobby Lobby in approximately 62,000 square feet and Tile Shop in approximately 25,500 square feet. In August 2010, Giant Eagle, Inc. extended its lease until August 2026. Additional tenants include Staples, The Pep Boys, Heritage Valley Health System and Huntington Learning Center. The Robinson Crossroads Property contains 640 parking spaces, resulting in a parking ratio of 4.6 spaces per 1,000 square feet of rentable area. As of April 1, 2015, the Robinson Crossroads Property was 100.0% leased to seven tenants.

The following table presents certain information relating to the tenancy at the Robinson Crossroads Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
Giant Eagle, Inc.(4)	NR/NR/NR	87,519	62.9%	$15.20	$1,330,289	61.3%	NAV	NAV	8/31/2026(5)
Staples	BBB-/Baa2/BBB-	16,465	11.8%	$12.75	$209,929	9.7%	NAV	NAV	11/30/2022(6)
Total Anchor Tenants		103,984	74.8%	$14.81	$1,540,218	71.0%

Major Tenants
The Pep Boys(7)	NR/NR/NR	18,600(7)	13.4%(7)	$9.66(7)	$179,685	8.3%	NAV	NAV	10/31/2017(7)
Heritage Valley Health System	NR/NR/NR	7,500	5.4%	$23.50	$176,250	8.1%	NAV	NAV	8/20/2022(8)
Huntington Learning Center	NR/NR/NR	3,000	2.2%	$29.00	$87,000	4.0%	NAV	NAV	6/30/2017
Total Major Tenants		29,100	20.9%	$15.22	$442,935	20.4%

Non-Major Tenants		5,950	4.3%	$31.44	$187,075	8.6%

Occupied Collateral Total(9)		139,034	100.0%	$15.61	$2,170,228	100.0%

Vacant Space		0	0.0%

Collateral Total		139,034	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 2016 totaling $13,479.
(3)	Most tenants are not required to report sales figures under their respective leases.
(4)
Giant Eagle, Inc. vacated their space in 2009 and subleased to Hobby Lobby and Tile Shop. The sublease documents and terms are not available, but at the time of sublease, Giant Eagle, Inc. executed renewal options through 2026.

(5)	Giant Eagle, Inc. has five, 4-year renewal options.
(6)	Staples has three, 5-year renewal options.
(7)	The Pep Boys is on a ground lease and owns its own improvements. The Pep Boys has four, 5-year lease renewal options remaining.
(8)	Heritage Valley Health System has three, five-year renewal options.
(9)	Occupied Collateral Total square footage includes The Pep Boys lease, which is a ground lease. The Pep Boys, a service station, has four, five-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROBINSON CROSSROADS

The following table presents certain information relating to the lease rollover schedule at the Robinson Crossroads Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0
2015	0	0	0.0%	0	0.0%	$0	$0
2016	0	0	0.0%	0	0.0%	$0	$0
2017	2	21,600	15.5%	21,600	15.5%	$266,685	$12.35
2018	1	2,957	2.1%	24,557	17.7%	$97,285	$32.90
2019	0	0	0.0%	24,557	17.7%	$0	$0
2020	0	0	0.0%	24,557	17.7%	$0	$0
2021	0	0	0.0%	24,557	17.7%	$0	$0
2022	2	23,965	17.2%	48,522	34.9%	$386,179	$16.11
2023	0	0	0.0%	48,522	34.9%	$0	$0
2024	0	0	0.0%	48,522	34.9%	$0	$0
2025	1	2,993	2.2%	51,515	37.1%	$89,790	$30.00
Thereafter	1	87,519	62.9%	139,034	100.0%	$1,330,289	$15.20
Vacant	0	0	0.0%	139,034	100.0%	$0	$0
Total/Weighted Average	7	139,034	100.0%			2,170,228	$15.61

(1)   Information obtained from the underwritten rent roll.
(2)   Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Robinson Crossroads Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/1/2015(2)
100.0%	100.0%	100.0%	100.0%

(1) Information obtained from the borrower.
(2) Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROBINSON CROSSROADS

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Robinson Crossroads Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,021,274	$2,129,540	$2,156,749	$2,170,228(1)	75.8%	$15.61
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	879,276	827,015	837,955	841,833	29.4	6.05
Other Income	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(150,603)(2)	(5.3)	(1.08)
Effective Gross Income	$2,900,551	$2,956,555	$2,994,704	$2,861,458	100.0%	$20.58

Total Operating Expenses	$1,022,399	$1,013,895	$994,178	$851,726	29.8%	$6.13

Net Operating Income	$1,878,152	$1,942,661	$2,000,525	$2,009,731	70.2%	$14.45
TI/LC	0	0	0	50,052	1.7	0.36
Reserves for Replacements	0	0	0	27,807	1.0	0.20
Net Cash Flow	$1,878,152	$1,942,661	$2,000,525	$1,931,872	67.5%	$13.89

NOI DSCR	1.29x	1.33x	1.37x	1.38x
NCF DSCR	1.29x	1.33x	1.37x	1.32x
NOI DY	8.2%	8.5%	8.7%	8.7%
NCF DY	8.2%	8.5%	8.7%	8.4%

(1)	U/W Base Rent includes contractual rent increases through June 2016 totaling approximately $13,479.
(2)	The underwritten economic vacancy is 5.0%. The Robinson Crossroads Property was 100.0% physically occupied as of April 1, 2015.

Appraisal.  As of the appraisal valuation date of April 14, 2015, the Robinson Crossroads Property had an “as-is” appraised value of $31,400,000.

Environmental Matters.  According to a Phase I environmental report dated April 15, 2015, there was no evidence of any recognized environmental conditions at the Robinson Crossroads Property.

Market Overview and Competition.  The Robinson Crossroads Property is located in Robinson Township, approximately 15.0 miles west of Pittsburgh, Pennsylvania. The Robinson Crossroads Property is located about halfway between downtown Pittsburgh and the Pittsburgh International Airport. Robinson Crossroads is known as a retail hub in the greater Pittsburgh area. The primary trade area of the Robinson Crossroads Property is considered to be an approximate five mile radius. Current population in the primary trade area is 80,249 people and 35,194 households, which are projected to grow annually 0.6% and 0.6%, respectively, over the next five years. Average household income and median household income within the primary trade area is $80,861 and $60,994, respectively.

The Robinson Crossroads Property is located in the Pittsburgh retail market. According to the appraisal, the market has 135.7 million square feet of retail inventory, with 126,894 square feet under construction. The Pittsburgh retail market exhibits average asking rents of $12.20 per square foot triple-net and an average vacancy rate of 7.7% as of year-end 2014. The Robinson Crossroads Property is located in the Parkway West submarket, which has 6.6 million square feet of retail space, and no new inventory under construction. According to the appraisal, as of year-end 2014, rents averaged $12.46 per square foot triple-net with a vacancy rate of approximately 2.8%. Additional retail centers in the Parkway West submarket include The Mall at Robinson (super-regional mall anchored by Dick’s, JCPenney, Macy’s, and Sears), Robinson Town Centre (anchored by IKEA, Marshall’s, JoAnn Fabrics, TJ Maxx), The Pointe at North Fayette (anchored by Target, Walmart, Sam’s Club), and Settlers Ridge (anchored by Barnes & Noble, Cinemark Theaters, Giant Eagle Market District, LA Fitness, REI).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROBINSON CROSSROADS

The following table presents certain information relating to some comparable retail properties for the Robinson Crossroads Property:

Competitive Set(1)

	Robinson Crossroads (Subject)	Plaza at Robinson Towne Center	5470 Campbells Run Road - Phase II	Heritage Square	Settlers Ridge Center	Montour Church Place
Market	Robinson Crossroads, PA	Robinson Crossroads, PA	Pittsburgh, PA	Pittsburgh, PA	Pittsburgh, PA	North Fayette, PA
Distance from Subject	--	0.3 miles	0.3 miles	0.4 miles	1.2 miles	1.3 miles
Property Type	Neighborhood / Community center	Power Center	Neighborhood / Community center	Un-Anchored Retail Strip	Power Center	Shadow-Anchored Retail Strip
Year Built	1997	1989	2006	2008	2009	2000
Anchors	Hobby Lobby, Tile Shop, and Staples	Jo-ann Stores, Marshalls, TJ Maxx and Value City Furniture	Anytime Fitness	NAP	Barnes & Noble, Cinemark Theaters, Giant Eagle Market District, LA Fitness, and REI	Pier One
Total GLA	139,034	457,231	15,400	15,738	513,169	56,396
Total Occupancy	100%	94%	83%	86%	100%	100%

(1)       Information obtained from the appraisal.

The Borrower.  The borrower is Maria Associates, a Pennsylvania limited partnership and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Robinson Crossroads Mortgage Loan. The general partner of the borrower is Maria Land Company, Inc., which is controlled and wholly-owned by Alfonso A. Costa.  Alfonso A. Costa is the guarantor of certain nonrecourse carveouts under the Robinson Crossroads Mortgage Loan.

The Sponsor.  The sponsor is Costa Land Company.  In 1990, Alfonso A. Costa founded the Costa Land Company, which is a real estate development, management, and investment company that owns 16 properties in Pennsylvania, New York City, South Carolina, Florida, and Italy, totaling over one million square feet of commercial, retail, and office space.

Escrows.  The loan documents provide for upfront reserves in the amount of $257,099 for taxes, $6,938 for insurance premiums and $30,000 for tenant improvements owed in relation to the Dibella’s Old Fashioned Submarines, Inc. lease.

Ongoing monthly reserves are required in an amount equal to $2,313 for insurance premiums, $2,317 for replacement reserves (subject to a cap of $111,227), and $4,172 for tenant improvements and leasing commissions (subject to a cap of $250,261 excluding the upfront reserve). The loan documents do not require monthly escrows for real estate taxes provided that (i) there is no continuing Cash Management Period (as defined below); (ii) the borrower provides evidence of the timely payment of real estate taxes; (iii) and the borrower maintains on deposit with the lender an amount equivalent to the largest of the tri-annual tax payments.

Lockbox and Cash Management.  The Robinson Crossroads Mortgage Loan requires a lender-controlled lockbox account, which is already in place and that the borrower or property manager directs tenants to pay their rents directly into such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. Prior to the occurrence of a Cash Management Period, all funds on deposit in the lockbox account shall be transferred to the borrower within one business day.  Upon the occurrence and continuance of a Cash Management Period (as defined below), the funds in the lockbox account shall be transferred to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default, (ii) the amortizing debt service coverage ratio being less than 1.15x at the end of any calendar quarter or (iii) the commencement of a Lease Sweep Period (as defined below).  A Cash Management Period will be cured with regard to clause (i) when such event of default has been cured; with regard to clause (ii) when the amortizing debt service coverage ratio is greater than or equal to 1.15x for two consecutive calendar quarters; and with regard to clause (iii), upon the termination of a Lease Sweep Period.

A “Lease Sweep Period” will commence upon the occurrence of any of the following: (i) the date eight calendar months prior to the expiration of the term of the Staple’s lease, (ii) the date twelve calendar months prior to the expiration of the term of any other lease with a Major Tenant (as defined below), provided, as it pertains solely to The Pep Boys lease, a Lease Sweep Period shall not commence under this item (ii) to the extent as of the dates which are thirteen months and twelve months prior to the expiration of such lease, the amount on deposit in tenant improvements and leasing commissions reserve is equal to or greater than $250,261 or as of the date which is twelve calendar months prior to the expiration of the term of The Pep Boys lease, the borrower deposits cash or a letter of credit in the amount of $125,000, (iii) the date on which any Major Tenant is required to give notice of its exercise of a renewal option under the related lease and such renewal has not been so exercised, (iv) any Major Lease (or material portion thereof) being surrendered, cancelled or terminated prior to its then current expiration date, (v) the date on which any Major Tenant has vacated its space, goes dark or gives notice of its intent to discontinue its business, (vi) the occurrence and continuance of a default by a Major Tenant under its lease or (vii) a Major Tenant is subject to a bankruptcy proceeding. A Lease Sweep Period will

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROBINSON CROSSROADS

end (a) to the extent the Major Tenant under the Giant Eagle lease goes dark or gives notice of its intent to discontinue its business, once cash or a letter of credit in the amount of $2,670,000 is deposited with the lender, (b) with respect to clauses (i) – (v), upon the earlier to occur of (1) the applicable Major Tenant renews or extends its lease with sufficient funds on deposit to pay any applicable tenant improvements and leasing commissions or (2) the space occupied by such Major Lease (as defined below) being fully released at no less than market rent and all applicable tenant improvements and leasing commissions being paid provided, in each case, no default exists under a lease with a Major Tenant for a period of six consecutive months, (c) with respect to clause (vi), when the applicable default by the Major Tenant has been cured or (d) with respect to clause (vii), when the applicable bankruptcy has terminated or the applicable lease has been affirmed, assumed or assigned.

A “Major Tenant” is defined as any tenant under the Staple’s lease, the Giant Eagle, Inc. lease (or the related subleases), The Pep Boys lease or any other lease for at least 15,000 rentable square feet.

Property Management.  The Robinson Crossroads Property is managed by an affiliate of the borrower.

Assumption.  The borrower has a right to transfer the Robinson Crossroads Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS2 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None

Terrorism Insurance.  The loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Robinson Crossroads Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Colman Building

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$22,400,000			Specific Property Type:	Office/Retail
Cut-off Date Principal Balance:	$22,400,000			Location:	Seattle, WA
% of Initial Pool Balance:	2.4%			Size:	145,188 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$154.28
Borrower Name:	Colman Properties Limited Partnership			Year Built/Renovated:	1900/2014
Sponsors:	John A. Goodman			Title Vesting:	Fee
Mortgage Rate:	4.200%			Property Manager:	Self-managed
Note Date:	February 24, 2015			3rd Most Recent Occupancy (As of):	91.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	91.5% (12/31/2013)
Maturity Date:	March 5, 2025			Most Recent Occupancy (As of):	94.0% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of):	93.5% (6/1/2015)
Loan Term (Original):	120 months
Seasoning:	4 months			Underwriting and Financial Information:
Amortization Term (Original):	None
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$1,851,955 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,508,646 (12/31/2013)
Call Protection:	L(28),D(88),O(4)			Most Recent NOI (As of):	$1,621,161 (12/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues(2):	$3,403,616
				U/W Expenses:	$1,458,075
				U/W NOI(2):	$1,945,541
				U/W NCF(2):	$1,769,860
Escrows and Reserves(1):				U/W NOI DSCR(2):	2.03x
				U/W NCF DSCR(2):	1.85x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(2):	8.7%
Taxes	$76,755	$15,351	NAP	U/W NCF Debt Yield(2):	7.9%
Insurance	$119,808	$11,981	NAP	As-Is Appraised Value:	$34,000,000
Replacement Reserves	$65,322	Springing	$65,322	As-Is Appraisal Valuation Date:	December 19, 2014
TI/LC Reserve	$200,000	Springing	$200,000	Cut-off Date LTV Ratio:	65.9%
Outstanding TI Reserve	$22,004	NAP	NAP	LTV Ratio at Maturity or ARD:	65.9%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Colman Building Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a mixed-use office and retail building located in Seattle, Washington (the “Colman Building Property”). The Colman Building Mortgage Loan was originated on February 24, 2015 by Natixis Real Estate Capital LLC. The Colman Building Mortgage Loan had an original principal balance of $22,400,000, has an outstanding principal balance as of the Cut-off Date of $22,400,000 and accrues interest at an interest rate of 4.200% per annum. The Colman Building Mortgage Loan had an initial term of 120 months, has a remaining term of 116 months as of the Cut-off Date and requires interest-only payments through the term of the Colman Building Mortgage Loan. The Colman Building Mortgage Loan matures on March 5, 2025.

Following the lockout period, the borrower has the right to defease the Colman Building Mortgage Loan in whole on any date before December 5, 2024. In addition, the Colman Building Mortgage Loan is prepayable without penalty on or after December 5, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLMAN BUILDING

Sources and Uses

Sources			Uses
Original loan amount	$22,400,000	100.0%	Loan payoff(1)	$14,000,000	62.5%
			Closing costs	1,050,279	4.7
			Reserves	483,889	2.2
			Return of equity	6,865,832	30.7
Total Sources	$22,400,000	100.0%	Total Uses	$22,400,000	100.0%

(1)	The Colman Building Property was previously securitized in the GECMC 2005-C4 transaction.

The Property.  The Colman Building Property is a class B six-story office building with ground-floor retail, a basement, and a sub-basement comprising 145,188 square feet located on a 0.6-acre site in the central business district of Seattle, Washington. Amenities at the Colman Building Property include a marble lobby with high ceilings, three elevators and one service elevator, secure building access with 24-hour keycard access, on-site building management, complimentary notary service, a building conference room with high-speed internet access, audio-visual equipment, a catering kitchen, a bike room, showers and a walking bridge connecting to the Washington State Ferry. Onsite parking, which is not required per current zoning requirements, is not offered, but several parking lots and garages are located within one block of the Colman Building Property. The Colman Building Property was built in 1900 and is listed on the United States Register of Historical Places. The Colman Building Property has been preserved and renovated several times during the sponsor’s 18 years of ownership. Most recently, from 2010 through 2014, approximately $600,000 was spent on various capital improvement projects including new carpets, paint, roof coating, and décor upgrades. As of June 1, 2015, the Colman Building Property was 93.5% occupied by 58 tenants, with no single tenant occupying more than 6.0% of the net rentable area. The Colman Building Property features 28,776 square feet (19.8% of the net rentable area) of street level retail space which is 89.3% leased to 14 tenants.

The following table presents certain information relating to the tenancy at the Colman Building Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants – Office
Make A Wish	NR/NR/NR	8,209	5.7%	$23.43	$192,357	6.0%	4/30/2019
Mimic Technologies, Inc.	NR/NR/NR	7,002	4.8%	$25.63	$179,427	5.6%	7/31/2020(2)
PCS Structural Solutions	NR/NR/NR	6,247	4.3%	$26.12	$163,172	5.1%	5/31/2018
Clarity Health	NR/NR/NR	6,862	4.7%	$23.00	$157,826	5.0%	9/30/2015
Morse Best Incorporated	NR/NR/NR	6,297	4.3%	$21.10	$132,887	4.2%	1/31/2017(3)
Total Major Tenants – Office		34,617	23.8%	$23.85	$825,669	25.9%

Non-Major Tenants – Office(4)		69,055	47.6%	$24.26(5)	1,663,271	52.3%

Total Occupied Collateral – Office		103,672	71.4%	$24.13(5)	$ 2,488,940	78.2%

Total Occupied Collateral – Retail		25,693	17.7%	$22.61	$580,967	18.3%

Total Occupied Collateral – Storage(6)		6,432	4.4%	$17.60	$113,204	3.6%

Total Occupied Collateral		135,797	93.5%	$23.53(5)	$3,183,111	100.0%

Vacant Space – Office		6,263	4.3%
Vacant Space – Retail		3,083	2.1%
Vacant Space – Other		45	0.0%

Collateral Total		145,188	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 30, 2016 totaling $94,445.
(2)
On or after January 1, 2017, if Mimic Technologies, Inc. elects to expand by a minimum of 2,000 square feet and the sponsor is unable to accommodate such expansion within six months of Mimic Technologies, Inc.’s written notice, Mimic Technologies, Inc. may terminate its lease with 12 months’ written notice.

(3)	Morse Best Incorporated (doing business as Sappington) has one five-year renewal option.
(4)	The Non-Major Tenants’ Office square footage includes 505 square feet of conference room space.
(5)	Excludes conference room space of 505 square feet.
(6)	Three tenants (cell phone antenna) have no square footage but are included in the Annual U/W Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLMAN BUILDING

The following table presents certain information relating to the lease rollover schedule at the Colman Building Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	30	6,799	4.7%	6,799	4.7%	$74,806	$11.00
2015(3)	7	13,268	9.1%	20,067	13.8%	$314,311	$23.69
2016(3)	15	21,203	14.6%	41,270	28.4%	$535,207	$25.24
2017	10	25,693	17.7%	66,963	46.1%	$566,591	$22.05
2018	13	24,697	17.0%	91,660	63.1%	$646,400	$26.17
2019	9	22,535	15.5%	114,195	78.7%	$543,615	$24.12
2020	9	10,693	7.4%	124,888	86.0%	$272,695	$25.50
2021	2	4,943	3.4%	129,831	89.4%	$95,691	$19.36
2022	1	5,461	3.8%	135,292	93.2%	$133,795	$24.50
2023	0	0	0.0%	135,292	93.2%	$0	$0.00
2024	0	0	0.0%	135,292	93.2%	$0	$0.00
2025	0	0	0.0%	135,292	93.2%	$0	$0.00
Thereafter	0	505(5)	0.3%	135,797	93.5%	$0	$0.00
Vacant	0	9,391	6.5%	145,188	100.0%	$0	$0.00
Total/Weighted Average	96	145,188	100.0%			$3,183,111	$23.53

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Three tenants have no square footage but are included in the Annual U/W Base Rent.
(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space and 505 square feet of conference room space.
(5)	There is no lease associated with the conference room.

The following table presents historical occupancy percentages at the Colman Building Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	6/1/2015(2)
91.0%	91.5%	94.0%	93.5%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLMAN BUILDING

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Colman Building Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,902,387(1)	$2,626,497(1)	$2,795,375(1)(2)	$3,403,063(2)	100.0%	$23.44
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Percentage Rent	27,299	13,959	512	0	0.0	0.00
Total Reimbursables	232,623	189,790	254,262	220,505	6.5	1.52
Other Income	13,085	(4,150)	13,016	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(219,952)(3)	(6.5)	(1.51)
Effective Gross Income	$3,175,394	$2,826,096	$3,063,165	$3,403,616	100.0%	$23.44

Total Operating Expenses	$1,323,439	$1,317,450	$1,442,003	$1,458,075	42.8	$10.04

Net Operating Income	$1,851,955	$1,508,646	$1,621,161	$1,945,541	57.2%	$13.40
TI/LC	0	0	0	145,191	4.3	1.00
Capital Expenditures	0	0	0	30,490	0.9	0.21
Net Cash Flow	$1,851,955	$1,508,646	$1,621,161	$1,769,860	52.0%	$12.19

NOI DSCR	1.94x	1.58x	1.69x	2.03x
NCF DSCR	1.94x	1.58x	1.69x	1.85x
NOI DY	8.3%	6.7%	7.2%	8.7%
NCF DY	8.3%	6.7%	7.2%	7.9%

(1)
Base Rent decreased from 2012 to 2013 by approximately $2.00 per square foot after PND Engineers Inc. vacated its space totaling 8,456 square feet in March 2013. PND Engineers Inc. was paying above market rent signed in 2008 at $43.20 per square foot. Base Rent increased from 2013 to 2014 by approximately $1.16 per square foot due to new leasing activity and renewals.

(2)
The increase in U/W Base Rent from 2014 to U/W is due to contractual rent steps, new leasing activity and renewals. U/W Base Rent includes contractual rent steps through June 30, 2016, totalling $94,445.

(3)	The underwritten economic vacancy is 6.5%. The Colman Building Property was 93.5% physically occupied as of June 1, 2015.

Appraisal.  As of the appraisal valuation date of December 19, 2014, the Colman Building Property had an “as-is” appraised value of $34,000,000.

Environmental Matters.  According to the Phase I environmental report dated January 6, 2015, there was no evidence of any recognized environmental conditions at the Colman Building Property.

Market Overview and Competition.  The Colman Building Property is located in the central business district of Seattle, Washington. The Seattle-Tacoma-Bellevue, Washington metropolitan statistical area is also home to the headquarters of eight global companies: Microsoft, Weyerhaeuser, Nordstrom, Costco Wholesale, Amazon.com, Paccar, Starbucks and Expeditors International of Washington. According to a third party research report, as of April 2015, the Seattle-Tacoma-Bellevue, WA metropolitan statistical area exhibited a 3.9% unemployment rate versus 5.5% in the state of Washington.

According to the appraisal, the Colman Building Property is located in the Pioneer Square submarket of the Seattle central business district, adjacent to Marion and Columbia streets and three blocks east of the Colman Dock and Pier 52, a commuter port for the Washington State Ferry. Pioneer Square was developed in 1852 and is the location of Seattle’s original downtown. Rebuilt after the Great Seattle Fire of 1889, the area is characterized by late nineteenth century brick and stone buildings.  The area features one of the United States’ only surviving collections of Romanesque Revival style urban architecture and became a national historic district and a local preservation district in 1970.  Ordinance and design guidelines are in place to help preserve the unique aesthetics of the 88-acre neighborhood and ensure sensitive rehabilitation of older buildings. The area’s character has attracted numerous cafes, boutiques, bars, clubs, and over three dozen art galleries.  Seattle’s two major sport stadiums, Century Link Stadium (home of the Seattle Seahawks) and Safeco Field (home of the Seattle Mariners), are located in the neighboring district to the south.

According to the appraisal, as of the first quarter of 2015, the Pioneer Square office submarket reported average asking rents of $27.70 per square foot on a gross basis, with a 6.8% vacancy rate. As of the first quarter of 2015, the Pioneer Square retail submarket reported average asking rents of $17.65 per square foot on a gross basis, with a 3.5% vacancy rate. There are no new buildings under construction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLMAN BUILDING

The following table presents certain information relating to comparable office properties for the Colman Building Property:

Competitive Set(1)

	Colman Building (Subject)	Smith Tower	Grand Central on the Park	Court in the Square
Location	Seattle, WA	Seattle, WA	Seattle, WA	Seattle, WA
Distance from Subject	--	0.2 miles	0.2 miles	0.5 miles
Property Type	Mixed Use	Mixed Use	Office	Office
Year Built/Renovated	1900/2014	1914/NAV	1904/NAV	1900/NAV
Number of Stories	6	NAV	NAV	NAV
Total GLA	145,188 SF	256,481	75,881 SF	71,280 SF
Total Occupancy	94%	91%	97%	93%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Colman Properties Limited Partnership, a single purpose Washington limited partnership with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Colman Building Mortgage Loan. Colman Properties Limited Partnership is managed and controlled by John A. Goodman. John A. Goodman is the guarantor of certain non-recourse carveouts under the Colman Building Mortgage Loan.

The Sponsor. The sponsor is John A. Goodman. As of September 30, 2014, John A. Goodman had a certified net worth of $558.5 million, with a liquidity of $58.7 million. John Goodman founded Goodman Real Estate (“GRE”) in 1980, and over the last 34 years, has built GRE into a diversified, privately held real estate investment company with holdings throughout the United States and Canada.  Through its Seattle headquarters, GRE owns and operates a $2.5 billion portfolio comprising multifamily properties, hotels and resorts, office and retail buildings, land developments and structured investments.

Escrows. The loan documents provide for upfront reserves in the amount of $76,755 for real estate taxes, $119,808 for insurance, $65,322 for replacement reserves, $200,000 for tenant improvements and leasing commissions (“TI/LCs”) and $22,004 for outstanding tenant improvements. The loan documents require monthly deposits of one-twelfth of the estimated annual real estate taxes, which currently equates to $15,351 and one-twelfth of the annual insurance premiums, which currently equates to $11,981. If at any time during the term of the Colman Building Mortgage Loan, the replacement reserve balance falls below $32,661, the loan documents require monthly deposits of $2,540 (subject to a cap of $65,322). If at any time during the term of the loan, the TI/LC reserve balance falls below $100,000, the loan documents require monthly deposits of $12,097 (subject to a cap of $200,000).

Lockbox and Cash Management. During a Cash Management Period (as defined below), the borrower is required to establish a lender-controlled lockbox account. The loan documents require all rents to be deposited directly by non-residential tenants of the Colman Building Property into the lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. All funds in the lockbox account will be swept to a lender-controlled cash management account. Prior to a Cash Management Period, all excess funds on deposit are disbursed to the borrower.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default or (ii) the failure by the borrower, after the end of a calendar quarter, to maintain an amortizing debt service coverage ratio of at least 1.25x. A Cash Management Period will end, with respect to clause (i) above, upon the cure of such event of default; and with respect to clause (ii) above, upon the amortizing debt service coverage ratio being at least 1.30x for six consecutive months since the commencement of the Cash Management Period.

Property Management.  The Colman Building Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Colman Building Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; and (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing. The lender will have the right to approve or disapprove the proposed transferee in its reasonable discretion, it being acknowledged that the lender may, as a condition to approving any proposed transferee, require a rating agency comfort letter from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS2 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COLMAN BUILDING

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Colman Building Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

Earthquake Insurance.  A seismic report dated January 7, 2015 determined that the probable maximum loss at the Colman Building Property was 16.0%. Earthquake insurance is not required but is in-place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-NXS2	Transaction Contact Information

Transaction Contact Information

Questions may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613
Fax (212) 214-8970

Alex Wong	Tel. (212) 214-5615
Fax (212) 214-8970